
                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                      BROCADE COMMUNICATIONS SYSTEMS, INC.

                           MAVERICK ACQUISITION CORP.

                             RHAPSODY NETWORKS, INC.

                  AND WITH RESPECT TO ARTICLES VII AND IX ONLY

                                DOUGLAS M. LEONE

                          AS STOCKHOLDER REPRESENTATIVE

                                       AND

                                 U.S. BANK, N.A.

                                 AS ESCROW AGENT

                          DATED AS OF NOVEMBER 5, 2002

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ARTICLE I THE MERGER....................................................................................    2
         1.1      The Merger............................................................................    2
         1.2      Effective Time........................................................................    2
         1.3      Effect of the Merger..................................................................    2
         1.4      Certificate of Incorporation and Bylaws...............................................    2
         1.5      Directors and Officers................................................................    3
         1.6      Effect of Merger on the Capital Stock of the Constituent Corporations.................    3
         1.7      Dissenting Shares.....................................................................   12
         1.8      Surrender of Certificates.............................................................   13
         1.9      No Further Ownership Rights in Company Capital Stock..................................   14
         1.10     Lost, Stolen or Destroyed Certificates................................................   15
         1.11     Tax Consequences......................................................................   15
         1.12     Taking of Necessary Action; Further Action............................................   15

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................   15
         2.1      Organization of the Company...........................................................   15
         2.2      Company Capital Structure.............................................................   16
         2.3      Subsidiaries..........................................................................   18
         2.4      Authority.............................................................................   18
         2.5      No Conflict...........................................................................   18
         2.6      Consents..............................................................................   19
         2.7      Company Financial Statements..........................................................   19
         2.8      No Undisclosed Liabilities............................................................   20
         2.9      No Changes............................................................................   20
         2.10     Tax Matters...........................................................................   23
         2.11     Restrictions on Business Activities...................................................   25
         2.12     Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment;
                  Customer Information..................................................................   25
         2.13     Intellectual Property.................................................................   27
         2.14     Agreements, Contracts and Commitments.................................................   33
         2.15     Interested Party Transactions.........................................................   34
         2.16     Governmental Authorization............................................................   35
         2.17     Litigation............................................................................   35
         2.18     Minute Books..........................................................................   35
         2.19     Environmental Matters.................................................................   36
         2.20     Brokers' and Finders' Fees; Third Party Expenses......................................   37
         2.21     Employee Benefit Plans and Compensation...............................................   37
         2.22     Insurance.............................................................................   42
         2.23     Compliance with Laws..................................................................   42
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         2.24     Foreign Corrupt Practices Act.........................................................   42
         2.25     Warranties; Indemnities...............................................................   42
         2.26     Complete Copies of Materials..........................................................   42
         2.27     Representations Complete..............................................................   43
         2.28     Information Statement.................................................................   43
         2.29     Spreadsheet...........................................................................   43

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............................................   43
         3.1      Organization, Standing and Power......................................................   43
         3.2      Authority.............................................................................   44
         3.3      Consents..............................................................................   44
         3.4      Parent Common Stock...................................................................   44
         3.5      Broker's and Finders' Fees............................................................   44
         3.6      SEC Documents; Parent Financial Statements............................................   45
         3.7      No Vote Required......................................................................   45
         3.8      No Conflicts..........................................................................   45
         3.9      Information Statement.................................................................   45

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..........................................................   46
         4.1      Conduct of Business of the Company....................................................   46
         4.2      No Solicitation.......................................................................   49

ARTICLE V ADDITIONAL AGREEMENTS.........................................................................   50
         5.1      Fairness Hearing; Stockholder Approval................................................   50
         5.2      Restrictions on Transfer..............................................................   52
         5.3      Access to Information.................................................................   52
         5.4      Confidentiality.......................................................................   52
         5.5      Expenses..............................................................................   53
         5.6      Public Disclosure.....................................................................   53
         5.7      Consents..............................................................................   54
         5.8      FIRPTA Compliance.....................................................................   54
         5.9      Reasonable Efforts....................................................................   54
         5.10     Notification of Certain Matters.......................................................   55
         5.11     Additional Documents and Further Assurances...........................................   55
         5.12     S-8 Registration......................................................................   55
         5.13     New Employment Arrangements...........................................................   55
         5.14     Severance or Transitional Packages....................................................   56
         5.15     Vesting Waivers.......................................................................   56
         5.16     Affiliate Agreements..................................................................   56
         5.17     Statement of Expenses.................................................................   57
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         5.18     Termination of 401(k) Plan............................................................   57
         5.19     Resignation of Officers and Directors.................................................   57
         5.20     Proprietary Information and Inventions Assignment Agreement...........................   57
         5.21     HSR Act...............................................................................   58
         5.22     Spreadsheet...........................................................................   58
         5.23     No Liability for New Employees........................................................   59
         5.24     Voting Agreements.....................................................................   59
         5.25     Non-Competition Agreements............................................................   59
         5.26     Termination of Agreements.............................................................   59
         5.27     Closing Financial Statements..........................................................   59
         5.28     Tax Matters...........................................................................   60
         5.29     Nasdaq Listing........................................................................   60
         5.30     Termination of Warrants...............................................................   60
         5.31     Indemnification.......................................................................   60

ARTICLE VI CONDITIONS TO THE MERGER.....................................................................   60
         6.1      Conditions to Obligations of Each Party to Effect the Merger..........................   60
         6.2      Conditions to the Obligations of Parent and Sub.......................................   61
         6.3      Conditions to Obligations of the Company..............................................   64

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW..........................................   66
         7.1      Survival of Representations, Warranties and Covenants.................................   66
         7.2      Indemnification.......................................................................   66
         7.3      Escrow Arrangements...................................................................   67
         7.4      Stockholder Representative............................................................   74
         7.5      Maximum Payments; Remedy..............................................................   75
         7.6      Right of Set-Off......................................................................   75

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..........................................................   76
         8.1      Termination...........................................................................   76
         8.2      Effect of Termination.................................................................   77
         8.3      Amendment.............................................................................   77
         8.4      Extension; Waiver.....................................................................   77

ARTICLE IX GENERAL PROVISIONS...........................................................................   77
         9.1      Notices...............................................................................   77
         9.2      Interpretation........................................................................   79
         9.3      Counterparts..........................................................................   79
         9.4      Entire Agreement; Assignment..........................................................   79
         9.5      Severability..........................................................................   80
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         9.6      Other Remedies........................................................................   80
         9.7      Governing Law.........................................................................   80
         9.8      Rules of Construction.................................................................   80
         9.9      WAIVER OF JURY TRIAL..................................................................   80

                                INDEX OF EXHIBITS

EXHIBIT               DESCRIPTION
-------               -----------
Exhibit A             Form of Voting Agreement*
Exhibit B-1           Form of Non-Competition Agreement*
Exhibit B-2           Form of Non-Competition Agreement*
Exhibit C             Form of Certificate of Merger*
Exhibit D             Form of Standard Waiver of Vesting*
Exhibit E             Form of Affiliate Agreement*
Exhibit F             Form of Legal Opinion of Counsel of the Company*
Exhibit G             Form of CEO and CFO Certification*
Exhibit H             Form of Legal Opinion of Counsel of Parent*
Exhibit I             Form of Tax Representation Letter*

SCHEDULES

Disclosure Schedule of Rhapsody Networks, Inc.*
Schedule 4.1 Conduct of the Business*
Schedule 5.15 Vesting Waivers*
Schedule 5.16 Affiliates to Sign Affiliate Agreements*
Schedule 5.24 Persons to Sign Voting Agreements*
Schedule 5.25 Persons to Sign Non-Competition Agreements*
Schedule 6.2(b) Required Consents*
Schedule 6.2(c) Termination of Agreements*
Schedule 6.2(l) Rhapsody Employee Hiring Requirements*
Annex A: Earn-Out Payment Conditions

* A copy of these omitted schedules will be provided supplementally to the Commission upon request.

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         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of November 5, 2002 by and among Brocade Communications Systems, Inc., a Delaware corporation ("PARENT"), Maverick Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), Rhapsody Networks, Inc., a Delaware corporation (the "COMPANY"), and, with respect to ARTICLE VII and ARTICLE IX hereof only, Douglas M. Leone as stockholder representative (the "STOCKHOLDER REPRESENTATIVE"), and U.S. Bank, N.A. as escrow agent (the "ESCROW AGENT").

                                    RECITALS

         A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement (i) all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein, and (ii) all issued and outstanding options to purchase capital stock of the Company shall be assumed by Parent and converted into options to purchase common stock of Parent.

         C. A portion of the consideration otherwise payable by Parent in connection with the Merger shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

         D. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement (i) all executive officers and directors of the Company and certain principal stockholders of the Company are entering into Voting Agreements, in form attached hereto as EXHIBIT A (the "VOTING AGREEMENTS"), with Parent, (ii) Key Employees (as defined in SECTION 1.6 hereof) and executive officers of the Company who are listed on SECTION 5.25 of the Disclosure Schedule are entering into Non-Competition Agreements, each in the form attached hereto as EXHIBIT B (the "NON-COMPETITION AGREEMENTS"), with Parent effective as of the Effective Time and (iii) the Key Employees are accepting offers of employment from Parent effective as of the Effective Time.

         F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

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         NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER

         At the Effective Time (as defined in SECTION 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("DELAWARE LAW"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME

         Unless this Agreement is earlier terminated pursuant to SECTION 8.1 hereof, the closing of the Merger (the "CLOSING") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, and following satisfaction or waiver of the conditions set forth in ARTICLE VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in substantially the form attached hereto as EXHIBIT C, with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing shall be referred to herein as the "EFFECTIVE TIME").

         1.3 EFFECT OF THE MERGER

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS

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                                                                  EXECUTION COPY

                  (a) Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the certificate of incorporation of Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows:
"The name of the corporation is Rhapsody Networks, Inc."

                  (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

         1.5 DIRECTORS AND OFFICERS

                  (a) DIRECTORS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

                  (b) OFFICERS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

         1.6 EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
         CORPORATIONS

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i)      "COMPANY ASSUMED WARRANT" shall mean any
issued and outstanding warrant to purchase Company Capital Stock listed on
SECTION 1.6(a)(i) of the Disclosure Schedule, to the extent it is not exercised or cancelled prior to the Effective Time.

                           (ii)     "COMPANY CAPITAL STOCK" shall mean the
Company Common Stock, the Company Preferred Stock and any other shares of capital stock, if any, of the Company, taken together.

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                           (iii)    "COMPANY COMMON STOCK" shall mean shares of
common stock, $0.001 par value per share, of the Company.

                           (iv)     "COMPANY COMMON STOCKHOLDER" shall mean a
holder of Company Common Stock, each of whom are listed on SECTION 1.6(a)(IV) of the Disclosure Schedule.

                           (v)      "COMPANY MATERIAL ADVERSE EFFECT" shall mean
any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), financial condition, operations or capitalization of the Company; provided, however, that in no event shall any change, event or effect (alone or in combination) be taken into account in determining whether there has been or will be a Company Material Adverse Effect to the extent such change, event or effect results from changes affecting any of the industries in which the Company operates generally or the United States economy generally (which changes in each case do not disproportionately affect the Company).

                           (vi)     "COMPANY OPTIONS" shall mean all issued and
outstanding options (including commitments to grant options) to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity, each of which are listed on SECTION 1.6(a)(VI) of the Disclosure Schedule.

                           (vii)    "COMPANY PREFERRED STOCK" shall mean the
Company Series A Preferred Stock and the Company Series B Preferred Stock, taken together.

                           (viii)   "COMPANY PREFERRED STOCKHOLDER" shall mean a
holder of Company Preferred Stock, each of whom are listed on SECTION 1.6(a)(VIII) of the Disclosure Schedule.

                           (ix)     "COMPANY SERIES A PREFERRED STOCK" shall
mean the Series A Redeemable Preferred Stock, par value $0.001 per share, of the Company.

                           (x)      "COMPANY SERIES B PREFERRED STOCK" shall
mean the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.

                           (xi)     "COMPANY UNVESTED COMMON STOCK" shall mean
any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company.

                           (xii)    "ESCROW AGENT" shall mean U.S. Bank, N.A.,
or another institution acceptable to Parent and the Stockholder Representative.

                           (xiii)   "ESCROW AMOUNT" shall mean 2,018,843 shares
of Parent Common Stock escrowed pursuant to SECTION 1.8 hereof.

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                           (xiv)    "ESTIMATED THIRD PARTY EXPENSES" shall mean
the amount of Third Party Expenses (as defined in SECTION 5.5 hereof) set forth on the Statement of Expenses (as defined in SECTION 5.5 hereof).

                           (xv)     "EXCHANGE RATIO" shall mean the Residual
Proceeds divided by (the Total Outstanding Shares, rounded to the nearest ten thousandth (0.0001) (with amounts 0.00005 and above rounded up).

                           (xvi)    "FAIR MARKET VALUE" shall mean the last
reported sale price of Parent Common Stock on the Nasdaq National Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices.

                           (xvii)   "GAAP" shall mean United States generally
accepted accounting principles consistently applied.

                           (xviii)  "KEY EMPLOYEES" shall mean the employees
listed in SCHEDULE 1.6(a)(xviii) hereof.

                           (xix)    "KNOWLEDGE" or "KNOWN" shall mean the actual
knowledge of the Company's officers and directors; provided, however, that such persons shall have made due and diligent inquiry of those employees of the Company whom such officers and directors reasonably believe would have actual knowledge of the matters represented.

                           (xx)     "LIEN" shall mean any lien, pledge, charge,
claim, mortgage, security interest or other encumbrance of any sort.

                           (xxi)    "PARENT COMMON STOCK" shall mean shares of
the common stock, par value $0.001 per share, of Parent together with associated preferred stock purchase rights.

                           (xxii)   "PARENT OPTION" shall mean any option to
purchase shares of Parent Common Stock issued pursuant to the terms of SECTION 1.6(d) hereof in connection with the assumption of a Company Option.

                           (xxiii)  "PLANS" shall mean the Company's 2000 Equity
Incentive Plan.

                           (xxiv)   "PRO RATA PORTION" shall mean, with respect
to each Stockholder, an amount equal to the quotient obtained by dividing (x) a number equal to (A) Total Consideration issuable pursuant to SECTION 1.6(b) in respect of the shares of Company Capital Stock owned by such Stockholder as of the Effective Time less (B) Total Consideration issuable pursuant to SECTION 1.6(b) in respect of the shares of Company Unvested Common Stock owned by such Stockholder as of the Effective Time, by (y) a number equal to (C) Total Consideration issuable to all Stockholders pursuant to SECTION 1.6(b) less (D) Total Consideration issuable to all Stockholders for Company Unvested Common Stock pursuant to SECTION 1.6(b).

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                           (xxv)    "RELATED AGREEMENTS" shall mean the Voting
Agreements, Non-Competition Agreements, Certificate of Merger, Waivers of Vesting and Affiliate Agreements.

                           (xxvi)   "RESIDUAL PROCEEDS" shall mean the Total
Adjusted Consideration less the aggregate Series A Preference Amounts and the aggregate Series B Preference Amounts.

                           (xxvii)  "SEC" shall mean the United States
Securities and Exchange Commission.

                           (xxviii) "SERIES A PREFERENCE AMOUNT" shall mean a
number of shares of Parent Common Stock equal to $0.86667 divided by the Trading Price.

                           (xxix)   "SERIES B PREFERENCE AMOUNT" shall mean a
number of shares of Parent Common Stock equal to $2.06 divided by the Trading Price.

                           (xxx)    "STOCKHOLDER" shall mean any holder of any
Company Capital Stock immediately prior to the Effective Time.

                           (xxxi)   "THIRD PARTY EXPENSE PURCHASE PRICE
ADJUSTMENT" shall mean the amount by which the Estimated Third Party Expenses exceed $1,000,000, as reflected in the Statement of Expenses (as defined in SECTION 5.17).

                           (xxxii)  "THIRD PARTY EXPENSE PURCHASE PRICE
ADJUSTMENT SHARES" shall mean a number of shares of Parent Common Stock equal to the quotient obtained by dividing the Third Party Expense Purchases Price Adjustment by the Trading Price.

                           (xxxiii) "TOTAL CONSIDERATION" shall mean 20,475,000
shares of Parent Common Stock.

                           (xxxiv)  "TOTAL ADJUSTED CONSIDERATION" shall mean
the sum obtained by subtracting the Third Party Expense Purchase Price Adjustment Shares from the Total Consideration.

                           (xxxv)   "TOTAL OUTSTANDING SHARES" shall mean the
aggregate number of shares of Company Capital Stock (including Company Options, Company Assumed Warrants and any other rights whether vested or unvested convertible into, exercisable for or exchangeable for, shares of Company Capital Stock on an as-converted, exercised or exchanged to Company Capital Stock basis) issued and outstanding immediately prior to the Effective Time.

                           (xxxvi)  "TRADING PRICE" shall mean the average of
the closing price of one share of Parent Common Stock as reported on the Nasdaq National Market for the ten (10) trading days ending two (2) business days prior to the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

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                  (b) EFFECT ON CAPITAL STOCK.

                           (i)      Conversion of Company Series B Preferred
Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of Company Series B Preferred Stock, each outstanding share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in SECTION 1.7(a) hereof), upon the terms and subject to conditions set forth in this SECTION 1.6 and throughout this Agreement, including, without limitation, the escrow provisions set forth in ARTICLE VII hereof, will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Series B Preferred Stock in the manner provided in SECTION 1.8 hereof, a number of shares of Parent Common Stock equal to (i) the Series B Preference Amount plus (ii) the Exchange Ratio; provided however that the number of shares of Parent Common Stock in excess of the number that is three (3) times the Series B Preference Amount shall be reallocated to the outstanding shares of Company Common Stock.

                           (ii)     Conversion of Company Series A Preferred
Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of Company Series A Preferred Stock, each outstanding share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in SECTION 1.7(a) hereof), upon the terms and subject to conditions set forth in this SECTION 1.6 and throughout this Agreement, including, without limitation, the escrow provisions set forth in ARTICLE VII hereof, will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Series A Preferred Stock in the manner provided in SECTION 1.8 hereof, a number of shares of Parent Common Stock equal to (i) the Series A Preference Amount plus (ii) the Exchange Ratio; provided however that the number of shares of Parent Common Stock in excess of the number that is three (3) times the Series A Preference Amount shall be reallocated to the outstanding shares of Company Series B Preferred Stock and outstanding shares of Company Common Stock on an as-converted-to-common-stock basis.

                           (iii)    Conversion of Company Common Stock. At the
Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of shares of Company Capital Stock, each outstanding share of Company Common Stock, including Company Unvested Common Stock (but excluding, for the avoidance of doubt, unexercised Company Options) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in SECTION 1.7(a) hereof), upon the terms and subject to conditions set forth in this SECTION 1.6 and throughout this Agreement, including, without limitation, the escrow provisions set forth in
ARTICLE VII hereof, will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in
SECTION 1.8 hereof, a number of shares of Parent Common Stock equal to the Exchange Ratio. Each share of Parent Common Stock exchanged for Company Unvested Common Stock pursuant to this SECTION 1.6(a)(i) shall, except as otherwise set forth in this

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Agreement or the Related Agreements, continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Plans, as applicable, and the agreements relating thereto, as in effect immediately prior to the Effective Time. For the avoidance of doubt, at the Effective Time, Parent will be deemed to have assumed the stock options of the Company upon exercise of which all such Company Unvested Common Stock was issued. Certain holders of Company Unvested Common Stock have waived and amended all rights regarding any acceleration of vesting including, without limitation, acceleration upon a change of control, termination without cause, or constructive termination or similar provision contained in any agreement relating to Company Unvested Common Stock, by execution of the form of waiver in the form attached hereto as EXHIBIT D (each, a "WAIVER OF VESTING").

                           (iv)     Notwithstanding the foregoing, in the event
 of a discrepancy between the provisions of subparagraphs (i), (ii) and (iii) of this SECTION 1.6(b) and the Company's Certificate of Incorporation regarding the allocation of the Merger Consideration, it is the intent of the parties hereto that the provisions of the Company's Certificate of Incorporation shall control; provided however that the discount from market value attributable to restrictions on free marketability specified in SECTION 3(c)(III)(B) of the Company's Certificate of Incorporation shall be deemed to be zero; and provided further that for the purposes of determining the allocation of the Merger Consideration, shares of Company Common Stock issuable upon the exercise of Company Options and Company Assumed Warrants shall be deemed outstanding.

                           (v)      The shares of Parent Common Stock to be
received in connection with the Merger or to be received upon exercise of vested or unvested Company Options assumed in connection with the Merger shall be restricted such that each Stockholder may not: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Parent Common Stock to be received in connection with the Merger or to be received upon exercise of vested or unvested Company Options assumed in connection with the Merger or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Parent Common Stock to be received in connection with the Merger or to be received upon exercise of vested or unvested Company Options assumed in connection with the Merger, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise (collectively, the "LOCK-UP PROVISION"). The Lock-up Provision shall lapse as follows: (A) a number of shares equal to forty five percent (45%) of the shares of Parent Common Stock to be received by each Stockholder (including for the purpose of calculating the percentages in this sentence all shares subject to assumed Company Options, whether vested or unvested, and the aggregate number of additional shares that may be issued upon payment in full of the Earn-Out Payment) shall be freely tradeable and transferable upon the Closing, to the extent vested or, if forty five percent (45%) of such shares are not vested, up to forty five percent (45%) of such shares upon vesting), (B) a number of shares equal to thirty percent (30%) of the shares of Parent Common Stock to be received by each Stockholder shall be freely tradeable and transferable on the date that is six (6) months after the Closing, to the extent vested or, if thirty percent (30%) of such shares are not vested, up to thirty

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percent (30%) of such shares upon vesting), and (C) the remaining twenty five percent (25%) of the shares of Parent Common Stock to be received by such Stockholder (including shares released from the escrow and shares received upon payment of the Earn-Out Payment, if any) shall be freely tradeable and transferable on the first anniversary of the Closing. Certificates that represent shares of Parent Common Stock to be received in connection with the Merger or issued upon exercise of vested or unvested Company Options assumed in connection with the Merger shall be legended to reflect the Lock-up Provision (the "LOCK-UP LEGEND").

                           (vi)     For purposes of calculating the number of
shares of Parent Common Stock issuable to each Stockholder pursuant to this
SECTION 1.6(b), the number of shares of Parent Common Stock issuable to each Stockholder shall be rounded down to the nearest whole number of shares of Parent Common Stock, and no cash will be paid for fractional shares; provided, however, that the maximum number of shares of Parent Common Stock issuable pursuant to the Merger shall not exceed the Total Adjusted Consideration.

                  (c) EARN-OUT PAYMENT.

                           (i)      Amount of Earn-Out Payment. As additional
Merger Consideration, Parent shall make available to the Exchange Agent (as defined in SECTION 1.8), on behalf of and for distribution to the persons, in the amounts and in the manner to be set forth on SCHEDULE 1.6(c) (the "EARN-OUT PAYEES"), an aggregate amount of 2,925,000 shares of Parent Common Stock (the "EARN-OUT PAYMENT"). The Company shall deliver SCHEDULE 1.6(c) at the same time that it delivers the Spreadsheet (as defined in SECTION 5.22). Parent shall make the Earn-Out Payment available to the Exchange Agent, on behalf of and for distribution to the Earn-Out Payees, as soon as practicable following the date on which it is determined, in the manner provided below, that the conditions for payment of the Earn-Out Payment set forth on ANNEX A have been satisfied (the "EARN-OUT PAYMENT DATE").

                           (ii)     Determination of Earn-Out Payment; Dispute
Resolution. At any time at which Parent or the Stockholder Representative believes in good faith that the conditions for payment of the Earn-Out Payment have been satisfied, Parent or the Stockholder Representative (the "NOTIFIER"), shall deliver to the other party (the "RECIPIENT"), as soon as practicable, a written statement that summarizes such party's belief, and the basis therefor (the "CONDITION SATISFACTION NOTICE"). The Notifier's determination under this
SECTION 1.6(c) of whether and when the conditions for payment of the Earn-Out Payment were satisfied shall be conclusive and binding upon all parties hereto unless, within ten (10) days following receipt by the Recipient of the Condition Satisfaction Notice, the Recipient notifies the Notifier in writing that the Recipient disagrees with the Notifier's determination. Such notice shall include a summary of the reasons why the Recipient disagrees with the Notifier's determination together with a copy of any information, other than that previously provided by the Notifier, used in making such determination.

         If the Notifier disagrees with the Recipient's determination, Parent's Chief Financial Officer, or his designee, shall promptly meet with the Stockholder Representative, or his designee, and the parties shall attempt in good faith to reach a resolution of such disagreement. If such disagreement

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is not resolved within five (5) days after delivery of the Recipient's notice, then the dispute shall be resolved in accordance with SECTIONS 7.3(h)(ii), (iii) AND (iv). Parent shall not be required to make the Earn-Out Payment, or any portion thereof, to the Exchange Agent until the period during which the Stockholder Representative may object to the amount of an Earn-Out Payment has lapsed or, if properly contested in accordance with the provisions hereof, the amount and timing of the Earn-Out Payment has been agreed upon by the parties or resolved in accordance with Sections 7.3(h)(ii), (iii) and (iv).

                           (iii)    Rights Not Transferable. The rights of
Earn-Out Payees to the Earn-Out Payment are personal to each Earn-Out Payee and shall not be transferable for any reason other than by operation of law, will or the laws of descent and distribution. Any attempted transfer of such right by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void.

                           (iv)     Method of Payment. The portion of the
Earn-Out Payment that is not subject to any contingencies shall be made available by Parent to the Exchange Agent, on behalf of and for the account of the Earn-Out Payees, and shall be issued by the Exchange Agent to the address of the Earn-Out Payees provided to the Exchange Agent by the Stockholder Representative, after taking such action as is necessary to assure that all applicable federal or state income withholding and any other taxes are withheld and deducted from such funds otherwise to be paid. The portion of the Earn-Out Payment that is subject to contingencies shall be made available by Parent to the Exchange Agent, on behalf of and for the account of the Earn-Out Payees, in installments upon the satisfaction of all applicable contingencies. The Earn-Out Payment shall be subject to a right of set-off as set forth in SECTION 7.6 below.

                  (d) ASSUMPTION OF COMPANY OPTIONS; TREATMENT OF COMPANY WARRANTS.

                           (i)      As soon as practicable following the Closing
but effective as of the Effective Time, each Company Option shall be assumed by Parent as a Parent Option. Each Company Option so assumed by Parent pursuant to this SECTION 1.6(d) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the applicable Plan and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that (A) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock at which such assumed Company Option was exercisable immediately prior to the Closing Date by the Exchange Ratio, rounded up to the nearest whole cent, and (C) each holder of Company Options shall have waived and amended all rights regarding any acceleration of vesting including, without limitation, acceleration upon a change of control, termination without cause, or constructive termination or similar provision contained in

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any agreement relating to Company Options, by execution of the Waiver of
Vesting; provided, however, that in the case of any Company Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the exercise price of the option, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

                           (ii)     At the Effective Time, each outstanding
Company Assumed Warrant shall be assumed by Parent. Each Company Assumed Warrant so assumed by Parent pursuant to this SECTION 1.6(d) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in such warrant agreements relating thereto, as in effect immediately prior to the Effective Time, except that (A) such Company Assumed Warrant will be exercisable for that number of whole shares of Parent Common Stock equal to the number of shares of Parent Stock that would have been received by the holder of such Company Assumed Warrant pursuant to SECTION 1.6(b) if such Company Assumed Warrant had been exercised in its entirety prior to the Effective Time, rounded down to the nearest whole number of Parent Common Stock; (B) the aggregate exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Assumed Warrant shall be equal to the aggregate exercise price of such Company Assumed Warrant as in effect immediately prior to the Effective Time; and (C) the Parent Common Stock issuable upon exercise of such Company Assumed Warrant shall be marked with the Lock-up Legend and subject to the Lock-up Provision as set forth in SECTION 1.6(b)(V).

                           (iii)    Prior to the Effective Time, the Company
shall take all action necessary to effect the transactions anticipated by this
SECTION 1.6(d) under all Company Option agreements, all agreements related to Company Unvested Common Stock, all Company Assumed Warrant agreements and any other plan or arrangement of the Company (whether written or oral, formal or informal).

                  (e) ASSUMPTION AGREEMENT. As soon as administratively practicable following the Closing, Parent shall issue to each holder of a Company Option to be assumed by Parent pursuant to SECTION 1.6(d) hereof a document evidencing the assumption of such Company Option, by Parent, and each former holder of a Company Option so assumed by Parent shall acknowledge the receipt of the same in exchange for such holder's Company Option.

                  (f) WITHHOLDING TAXES. Any number of shares of Parent Common Stock issuable to a Stockholder pursuant to SECTION 1.6(b) or SECTION 1.6(c) hereof shall be subject to, and reduced by, the number of shares of Parent Common Stock with an aggregate value, based on the Trading Price, equal to the required amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Stockholder or the Company) in connection with the acquisition of Company Capital Stock upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such Stockholder rounded to the nearest whole share (with amounts greater than 0.5 shares rounded up).

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                  (g) STOCKHOLDER LOANS. In the event that any Stockholder has outstanding loans from the Company as of the Effective Time, such loans may be subject to repayment through the reduction of the consideration otherwise payable to such Stockholder pursuant to this SECTION 1.6 pursuant to a separate written agreement between Parent and such Stockholder.

                  (h) CAPITAL STOCK OF SUB. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (i) SHARES SUBJECT TO VESTING. If any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificate representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent, except that certain holders of Company Unvested Common Stock have waived and amended all rights regarding acceleration or lapsing of repurchase rights upon a change of control, termination without cause or constructive termination, to the extent such provisions exist, by entering into a Waiver of Vesting.

         1.7 DISSENTING SHARES

                  (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not effectively withdrawn or lost such holder's appraisal rights under Delaware Law or the Corporations Code of the State of California ("CALIFORNIA LAW"), as applicable ("DISSENTING SHARES") shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in SECTION 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law or California Law, as applicable.

                  (b) Notwithstanding the provisions of SECTION 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law or California Law, as applicable, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in SECTION 1.6 hereof, without interest thereon, and subject to the provisions of SECTION 7.3 hereof, upon surrender of the certificate representing such shares.

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                  (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law or California Law, as applicable, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses, (including specifically, but without limitation, attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (excluding payments for such shares) (together "DISSENTING SHARE PAYMENTS"), Parent shall be entitled to recover under the terms of ARTICLE VII hereof the amount of such Dissenting Share Payments without regard to the Threshold Amount (as defined in SECTION 7.3(b) hereof).

         1.8 SURRENDER OF CERTIFICATES

                  (a) EXCHANGE AGENT. The Secretary of Parent, or an institution selected by Parent, shall serve as the exchange agent (the "EXCHANGE AGENT") for the Merger.

                  (b) PARENT TO PROVIDE PARENT COMMON STOCK. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this ARTICLE I the shares of Parent Common Stock issuable pursuant to SECTION 1.6 hereof in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the Stockholders, Parent shall deposit into the Escrow Fund (as defined in SECTION 7.3(a) hereof) a number of shares of Parent Common Stock (not including any Company Unvested Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Stockholders pursuant to SECTION
1.6 hereof. Each Stockholder shall be deemed to have contributed his or her Stockholder's Pro Rata Portion of the Escrow Amount to the Escrow Fund, rounded to the nearest whole number of shares of Parent Common Stock. If the sum of the Pro Rata Portions (each rounded to the nearest whole number of shares of Parent Common Stock) for all Stockholders does not equal the Escrow Amount, then the appropriate number of shares of Parent Common Stock will be added to or subtracted from the Pro Rata Portion of Sequoia Capital X such that the sum of the rounded Pro Rata Portions does equal the Escrow Amount.

                  (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall mail a letter of transmittal in such form and having such provisions as Parent may reasonably request to each Stockholder at the address set forth opposite each such Stockholder's name on the Spreadsheet (as defined in SECTION 5.22 hereof). After receipt of such letter of transmittal, the Stockholders will surrender the certificates representing their shares of Company Capital Stock (the "COMPANY STOCK CERTIFICATES") to the Exchange Agent for cancellation together with a duly completed and validly executed letter of transmittal. Upon surrender of a Company Stock Certificate for cancellation to the

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Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of SECTION 1.8(e) hereof, the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to SECTION 1.8(b) hereof and ARTICLE VII hereof) to which such holder is entitled pursuant to SECTION 1.6(b) hereof in exchange for such Company Stock Certificate, and the Company Stock Certificate so surrendered shall be canceled. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time will be deemed from and for all corporate purposes, to evidence only the right to receive the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate. Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                  (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Company Stock Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.8, neither the Exchange Agent, the Surviving Corporation, nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK

         The shares of Parent Common Stock paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no

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further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

         1.10 LOST, STOLEN OR DESTROYED CERTIFICATES

         In the event any Company Stock Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to
SECTION 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to either (i) deliver a bond in such amount as it may reasonably direct or (ii) provide an indemnification agreement in a form and substance acceptable to Parent, against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 TAX CONSEQUENCES

         It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

         1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION

         If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section numbers) supplied by the Company to Parent (the "DISCLOSURE SCHEDULE"), on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

         2.1 ORGANIZATION OF THE COMPANY

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own or lease its

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properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by the Company requires such qualification and the absence of such qualification or license would have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. SECTION 2.1 of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. SECTION 2.1 of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities or otherwise carries on business.

         2.2 COMPANY CAPITAL STRUCTURE

                  (a) The authorized capital stock of the Company consists of 65,554,830 shares of Common Stock, of which 19,709,888 shares are issued and outstanding, 14,226,092 shares of Series A Preferred Stock, of which 13,759,608 shares are issued and outstanding, and 24,900,000 shares of Series B Preferred Stock, of which 24,271,844 shares are issued and outstanding. Each share of Series A Preferred Stock and each share of Series B Preferred Stock is convertible on a one-share for one-share basis into Company Common Stock. As of the date hereof, the capitalization of the Company is as set forth in SECTION 2.2(a)(1) of the Disclosure Schedule. As of the date hereof, the Company Capital Stock is held by the persons with the addresses and in the amounts set forth in SECTIONS 1.6(a)(iv) AND 1.6(a)(viii) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. All outstanding shares of Company Capital Stock and Company Options have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any stockholder of the Company) in compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Company Capital Stock or options to purchase Company Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized or, as of the date hereof, issued or outstanding. SECTION 2.2(a)(2) of the Disclosure Schedule sets forth for all holders of Company Unvested Common Stock as of the date hereof, the name of such holder of such Company Unvested Common Stock, the repurchase price of such Company Unvested Common Stock, and the vesting schedule for such Company Unvested Common Stock, including the extent vested as of October 25, 2002 and

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whether the vesting of such Company Unvested Common Stock will be accelerated by the transactions contemplated by this Agreement. No vesting provisions applicable to any shares of Company Unvested Common Stock, to Company Options, or to any other rights to purchase Company Common Stock will accelerate as a result of the Merger or as a result of any other events.

                  (b) Except for the Plans, the Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any person. The Company has reserved 21,304,471 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plans or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which (i) 1,961,437 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Stock Plan, and (ii) 15,466,638 shares have been issued and remain outstanding, as of the date hereof, upon the exercise of options granted under the Stock Plan. SECTION 2.2(b) of the Disclosure Schedule sets forth for each outstanding Company Option as of the date hereof, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Capital Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested as of October 25, 2002 and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is a nonstatutory option or intended to qualify as an incentive stock option as defined in Section 422 of the Code. SECTION 2.2(b)(1) of the Disclosure Schedule sets forth the outstanding principal, accrued interest and applicable rate of interest of all outstanding Stockholder loans of the type described in SECTION 1.6(g) hereto. As of the date hereof, an aggregate of 1,975,271 shares of Company Common Stock are issuable upon the exercise of outstanding Company Options. Except for warrants listed on SECTION 2.2(b)(2) and the Company Options, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. There are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any Company Capital Stock. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

                  (c) As of the Effective Time, the allocation of the Total Consideration set forth in SCHEDULE 1.6(b) will be consistent with the certificate of incorporation of the Company as of immediately prior to the Effective Time. The valuation of the shares of Parent Common Stock

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subject to the Lock-up Provision (as reflected in SCHEDULE 1.6(b)) has been approved by the Company's Board of Directors and, as of the Effective Time, will have been approved by the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all Company Preferred in accordance with the Company's charter.

         2.3 SUBSIDIARIES

         The Company does not have and never has had any subsidiaries. The Company does not otherwise own and has never otherwise owned any shares of capital stock or any interest in any other corporation, limited liability company, partnership, association, joint venture or other business entity. The Company does not control and has never controlled, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity

         2.4 AUTHORITY

         The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the adoption of this Agreement by the Stockholders. The vote required to approve this Agreement by the Stockholders is set forth in SECTION 2.4 of the Disclosure Schedule. This Agreement and the Merger have been approved by the Board of Directors of the Company without any abstentions or dissentions. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         2.5 NO CONFLICT

                  (a) The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the certificate of incorporation, bylaws or charter documents of the Company, as amended, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "CONTRACT" and collectively the "CONTRACTS") to which the Company or any of its respective properties or assets

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(whether tangible or intangible) is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its respective properties (whether tangible or intangible) or assets in effect as of the date hereof.

                  (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both.

                  (c) Each Contract is in full force and effect, and the Company is not subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any such Contract subject to any default thereunder.

                  (d) SECTION 2.5(d) of the Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Contracts as are required thereunder in connection with the Merger for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the Company under such Contracts to the same extent as prior to the Effective Time.

                  (e) As of immediately after the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

         2.6 CONSENTS

         No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under state and federal securities laws, (ii) such consents listed on SECTION 2.5 of the Disclosure Schedule, (iii) the issuance of the California Permit (as defined in SECTION 5.1) by the California Department of Corporations, (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"), (v) the filing of the Certificate of Merger with the Delaware Secretary of State and (vi) the adoption of this Agreement and approval of the transactions contemplated by this Agreement by the Stockholders.

         2.7 COMPANY FINANCIAL STATEMENTS

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         SECTION 2.7 of the Disclosure Schedule sets forth the Company's (i)
unaudited balance sheet as of January 26, 2002 (the "YEAR END BALANCE SHEET DATE"), and January 31, 2001 and the related unaudited statements of operations, stockholders' equity and cash flows for the respective twelve (12) month periods then ended (the "YEAR-END FINANCIALS"), and (ii) unaudited balance sheet as of September 28, 2002 (the "BALANCE SHEET DATE") and the related unaudited statements of operations, stockholders' equity and cash flows for the eight (8) month period then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials (collectively referred as the "FINANCIALS") are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Financials do not contain footnotes). The Financials present fairly the Company's consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's balance sheet as of the Balance Sheet Date is referred to hereinafter as the "CURRENT BALANCE SHEET."

         2.8 NO UNDISCLOSED LIABILITIES

         The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date.

         2.9 NO CHANGES

         Except in compliance with this Agreement, since the Current Balance Sheet Date (or, with respect to subsections (c) and (d) below, between the Current Balance Sheet Date and the date hereof), there has not been, occurred or arisen any:

                  (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (b) amendments or changes to the certificate of incorporation or bylaws of the Company;

                  (c) capital expenditure by the Company exceeding $25,000 individually or $75,000 in the aggregate;

                  (d) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $50,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or

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satisfactions in the ordinary course of business of obligations set forth in the
Balance Sheet or Disclosure Schedule;

                  (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance);

                  (f) employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company;

                  (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

                  (h) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (i) revaluation by the Company of any of its assets (whether tangible or intangible);

                  (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or, except in accordance with the Company's certificate of incorporation, any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options, Company Unvested Common Stock or Company Warrants;

                  (k) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

                  (l) material agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

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                  (m) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such assets or properties;

                  (n) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

                  (o) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

                  (p) commencement or settlement of any lawsuit by the Company, the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or to the Knowledge of the Company, any reasonable basis for any of the foregoing;

                  (q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in SECTION 2.13 hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in SECTION 2.13 hereof);

                  (r) issuance or sale, or contract or agreement to issue or sell, by the Company of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Capital Stock upon the exercise of options issued under the Plans or upon the exercise of Company Warrants;

                  (s) (i) sale or license of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution, modification or amendment of any agreement with respect to the Intellectual Property of any person or entity,
(iii) agreement or modification or amendment of an existing agreement with respect to the development of any Intellectual Property with a third party, or
(iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company;

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                  (u) event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

                  (v) lease, license, sublease or other occupancy of any Leased Real Property by the Company; or

                  (w) agreement or commitment by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (v) of this SECTION 2.9 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

         2.10 TAX MATTERS

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this SECTION 2.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this SECTION 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS.

                           (i)      The Company has (a) prepared and timely
filed all required federal, state, local and foreign returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to the Company or its operations ("RETURNS") when due and such Returns are true and correct and have been completed in accordance with applicable law and (b) timely paid all Taxes shown to be due on such Returns.

                           (ii)     The Company has withheld with respect to its
Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and has timely paid such taxes withheld over to the appropriate authorities.

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                           (iii)    There is no Tax deficiency assessed or
proposed against the Company, and the Company has not executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv)     No audit or other examination of any Return
of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v)      The Company does not have any liabilities
for unpaid Taxes for periods ending on or before the Balance Sheet Date which have not been accrued or reserved on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the Current Balance Sheet Date other than in the ordinary course of business.

                           (vi)     The Company has made available to Parent or
its legal counsel, copies of all foreign, federal, state and local income, payroll and unemployment Returns and all state and local property and sales and use Returns for the Company filed for all periods since its inception that have been requested by Parent.

                           (vii)    There are no Liens on the assets of the
Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                           (viii)   To the Knowledge of the Company, there is no
basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (ix)     None of the Company's assets is treated as
"tax-exempt use property," within the meaning of Section 168(h) of the Code.

                           (x)      The Company has not filed any consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xi)     The Company has (a) never been a member of
an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) never been a party to any Tax sharing, indemnification or allocation agreement, (c) no liability for the Taxes of any person (other than Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                           (xii)    The Company has not been, at any time, a
"United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

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                           (xiii)   No adjustment relating to any Return filed
by the Company has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

                           (xiv)    The Company has not constituted either a
"distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
(x) in the two (2) years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any Employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would have been deductible but for Sections 280G, 404 or 162(m) of the Code.

         2.11 RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

         2.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT; CUSTOMER INFORMATION

                  (a) The Company does not own any real property, nor has the Company ever owned any real property. SECTION 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company for the operation of its business (the "LEASED REAL PROPERTY"), the name of the lessor, licensor, sublessor, master lessor and/or lessee the date and term of the lease, license, sublease or other occupancy right and each amendment thereto and, with respect to any current lease, license, sublease or other occupancy right the aggregate annual rental payable thereunder.

                  (b) The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, licenses, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations

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and modifications thereof ("LEASE AGREEMENTS"); there are no other Lease
Agreements affecting the Leased Real Property to which the Company is a party and, to the Knowledge of the Company there are no other Lease Agreements affecting the Leased Real Property, other than those identified in SECTION 2.12(a) of the Disclosure Schedule. All such Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or to the Knowledge of the Company, by any party thereto, or event of default by the Company or to the Knowledge of the Company, by any other party thereto (or event which with notice or lapse of time, or both, would constitute a default by the Company or to the Knowledge of the Company, by any other party thereto). The Company has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. Except as set forth in SECTION 2.12(b) of the Disclosure Schedule, the Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company or the Surviving Corporation to the continued use and possession of the Leased Real Property for the conduct of business as presently conducted. The Company currently occupies all of the Leased Real Property for the operation of its business except as set forth in SECTION 2.12(a) of the Disclosure Schedule. There are no other parties occupying, or with a right to occupy, the Leased Real Property, except as set forth in SECTION 2.12(a) of the Disclosure Schedule. The Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases.

                  (c) To the Knowledge of the Company, the Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is otherwise suitable for the conduct of the business as presently conducted. Neither the operation of the Company on the Leased Real Property nor, to the Company's knowledge, such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon.

                  (d) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

                  (e) SECTION 2.12(e) of the Disclosure Schedule lists all material items of equipment (the "EQUIPMENT") owned, leased or used by the Company, and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear. After the Effective Time, the Surviving Corporation will have the same rights to, and use of, the Equipment that the Company had prior to the Effective Time.

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                  (f) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "CUSTOMER INFORMATION"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

         2.13 INTELLECTUAL PROPERTY

                  (a) For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           "INTELLECTUAL PROPERTY" shall mean any or all of
the following (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes,
(viii) devices, prototypes, schematics, breadboards, netlists, maskworks, test methodologies, Verilog files, emulation and simulation reports, test vectors and hardware development tools, and (ix) any and all instantiations of the foregoing in any form.

                           "INTELLECTUAL PROPERTY RIGHTS"  shall mean worldwide
 common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names, domain names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                           "COMPANY INTELLECTUAL PROPERTY" shall mean any and
all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company, including without limitation Company Registered Intellectual Property.

                           "REGISTERED INTELLECTUAL PROPERTY" shall mean
Intellectual Property Rights that have been registered, filed, or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority.

                           "SOFTWARE" means any and all computer software and
code, including assemblers, applets, compilers, source code, object code, data (including image and sound data), design tools and user interfaces, in any form or format, however fixed. Software shall include source code listings and documentation.

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                           "COMPANY PRODUCTS" means all products, Software or
service offerings of the Company that have been sold, distributed or otherwise disposed of prior to the date of this Agreement or which the Company intends to sell, distribute or otherwise dispose of in the future, including any products, Software or service offerings under development.

                           "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all
Registered Intellectual Property owned by, or filed in the name of, the Company.

         When used in SECTION 2.13 of this Agreement, the phrase "AS THE COMPANY CURRENTLY PLANS TO CONDUCT ITS BUSINESS" or any similar phrase thereto means, with respect to products currently under development, the functionality and feature set for such products based upon the current specifications, or, if no such specifications exist, the functionality and feature set of the most recent version of any prototype or development version of such products.

                  (b) SECTION 2.13(b) of the Disclosure Schedule contains a complete and accurate list (by name and version number) of all Company Products.

                  (c) SECTION 2.13(c) of the Disclosure Schedule (i) lists all Company Registered Intellectual Property and (ii) lists any proceedings or actions pending before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

                  (d) Each item of Company Registered Intellectual Property (other than pending applications) is in force, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. As of the date of this Agreement, other than as set forth in SECTION 2.13(d) of the Disclosure Schedule, there are no actions that must be taken by the Company before February 28, 2003, that, if not taken, would result in the invalidity or abandonment of such Company Registered Intellectual Property or would otherwise cause such Company Registered Intellectual Property to not be in force, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. In each case in which the Company has acquired ownership of, or purports to have acquired ownership of, any material Intellectual Property Rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights (other than "moral rights" and other rights that are inherently non-assignable) in such Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, and except as set forth in SECTION 2.13(d) of the Disclosure Schedule, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

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                  (e) Each item of Company Intellectual Property owned by
Company, including all Company Registered Intellectual Property listed in
SECTION 2.13(c) of the Disclosure Schedule, is free and clear of any Liens or other restrictions on, or payment obligations with respect to, the transferability, alienability or licensability thereof, other than (i) non-exclusive licenses of Intellectual Property granted by the Company, which do not otherwise restrict Company's exploitation of such Intellectual Property, and
(ii) as set forth on SECTION 2.13(e) of the Disclosure Schedule. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

                  (f) Except as set forth in SECTION 2.13(f) of the Disclosure Schedule, to the extent that any Intellectual Property material to Company's business has been developed or created independently or jointly by any person other than the Company for which the Company has, directly paid compensation for such development or creation, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including but not limited to, all author or moral rights.

                  (g) Except as set forth in SECTION 2.13(g) of the Disclosure Schedule, the Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person or (ii) permitted the Company's rights in such Company Intellectual Property to enter into the public domain (other than through the expiration of Registered Intellectual Property at the end of its statutory term).

                  (h) Except as set forth on SECTION 2.13(h) of the Disclosure Schedule, all Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or as the Company currently plans to conduct it (other than Software licensed to Company pursuant to "shrink-wrap" and other similar unsigned, generally available commercial licenses licensed on a mass-market basis,) was written and created solely by either (i) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company or (ii) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company, and no such third party owns or has any exclusive rights to any such Company Intellectual Property.

                  (i) Other than (i) the Intellectual Property licensed to Company pursuant to "shrink-wrap" and other similar unsigned, generally available commercial licenses licensed on a mass-market basis, and (ii) the Intellectual Property licensed to the Company pursuant to the licenses set forth on SECTION 2.13(i) of the Disclosure Schedule, (a) the Company Intellectual Property, other than patents owned by or exclusively licensed to the Company, constitutes all of the Intellectual Property and Intellectual Property Rights, other than patents, that are used in, or necessary to or that

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otherwise would be infringed by the conduct of the business of the Company as it currently is conducted or as the Company currently plans to conduct it, and (b) to the Knowledge of the Company, the patents owned by or exclusively licensed to the Company constitute all patents that are used in, or necessary to or that otherwise would be infringed by the conduct of the business of the Company as it currently is conducted or as the Company currently plans to conduct it.

                  (j) Other than "shrink-wrap" and other similar unsigned, generally available commercial licenses licensed on a mass-market basis, SECTION 2.13(j) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party pursuant to which Company grants a license or any rights to any Company Registered Intellectual Property or any other material Company Intellectual Property, to any third party.

                  (k) Except as set forth in SECTION 2.13(k) of the Disclosure Schedule, other than pursuant to "shrink-wrap" and other similar unsigned, generally available commercial licenses licensed on a mass-market basis, but not including public or open technology, no third party who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

                  (l) Other than "shrink-wrap" and other similar unsigned, generally available commercial licenses licensed on a mass-market basis, SECTION 2.13(l) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guaranty, or otherwise assume or incur any obligation or liability with respect to, or to provide such person a right to terminate or rescind such agreement as a result of, or has made any express warranty concerning the absence of, the infringement or misappropriation by the Company, or such other person of the Intellectual Property Rights of any person other than the Company or such other person.

                  (m) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted or as the Company currently plans to conduct it, under which there is any material dispute regarding the scope of such agreement, or performance under such agreement (other than routine warranty claims) including with respect to any payments to be made or received by the Company thereunder.

                  (n) Except as set forth in SECTION 2.13(n) of the Disclosure Schedule, the operation of the business of the Company as it is currently conducted, or is currently contemplated to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any product, technology or service (including products, technology or services currently under development) of the Company does not (i) infringe or misappropriate any Intellectual Property Rights, other than patents, of any person, (ii) to the Knowledge of the Company, infringe any patent of any person, (iii) violate any proprietary right, other than patents, of any person (including any right to privacy or publicity) under

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the laws of any jurisdiction, or (iv) constitute unfair competition or trade practices under the laws of any jurisdiction in which the Company or its Subsidiaries, as applicable, do business, and, with respect to each of subsections (i), (ii), (iii) and (iv) above, the Company has not received written notice from any person claiming that such operation or any product, technology or service (including products, technology or services currently under development) or Intellectual Property of the Company infringes or misappropriates any Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any legitimate basis for any claim).

                  (o) Except as set forth in SECTION 2.13(o) of the Disclosure Schedule, neither this Agreement nor the completion of the transactions contemplated by this Agreement will, pursuant to any express provision(s) of any written agreements to which the Company is a party, in and of itself, directly result in: (i) Parent or the Surviving Corporation granting to any third party any right to any Intellectual Property Rights owned by or licensed to Parent or the Surviving Corporation, which would not have been granted in the absence of this Agreement or the completion of the transactions contemplated hereby, (ii) Parent or the Surviving Corporation, becoming bound by, or made subject to any non-compete or other material restriction on the operation or scope of their respective businesses to which the Surviving Corporation or Parent would not have been bound or subject in the absence of this Agreement or the transactions contemplated hereby, (iii) Parent or the Surviving Corporation being obligated to pay any royalties or other material amounts to either third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby, (iv) Parent or the Surviving Corporation becoming bound by, or made subject to, any restriction on, or payment obligation with respect to, the transferability, alienability or licensability of any Company Intellectual Property to which the Surviving Corporation or Parent would not have been bound or subject in the absence of this Agreement or the transactions contemplated hereby, or (v) the Surviving Corporation not having all of the Intellectual Property Rights possessed by Company immediately prior to the Closing Date; in each of (i), (ii), (iii), (iv) and (v), without reference to any contractual commitment between Parent and any third party other than the Related Agreements, any other agreements entered into concurrently with this Agreement or as of the Closing Date as part of the transactions contemplated by this Agreement, and agreements Parent automatically becomes subject to as a direct result of the transactions contemplated by this Agreement.

                  (p) To the Knowledge of the Company, no person or entity is infringing or misappropriating any Company Intellectual Property.

                  (q) The Company has taken all reasonable steps that are required or necessary to protect the Company's rights in trade secrets and other material confidential information of the Company or provided by any other person to the Company under a duty of confidentiality binding on the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees of the Company have executed such an agreement in substantially the Company's standard form. In

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addition, except as set forth in SECTION 2.13(q) of the Disclosure Schedule,
Company has entered into a written agreement with each current and former consultant or contractor whom Company specifically retained to develop or create for Company any Intellectual Property material to the Company's business, requiring each such current and former consultant or contractor to assign such Intellectual Property to Company.

                  (r) No Company Intellectual Property, or Intellectual Property Rights subsisting therein, is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or adversely affects the use or enforceability of such Company Intellectual Property by the Company.

                  (s) To the Knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes a defamatory statement, false advertising or otherwise violates any law or regulation regarding advertising, publishing or distribution of content.

                  (t)      (i)      (A) No government funding, facilities or
resources of a university, college, or other educational institution or research center was used in the development of the Company Intellectual Property owned by the Company, and (B) no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property owned by the Company.

                           (ii)     Except as set forth on SECTION 2.13(t)(ii)
of the Disclosure Schedule, no current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, also performed research or development services for the government, a university, college or other higher educational institution, or a similar research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company, in a manner that would cause the government or such university, college or other higher educational institution, or similar research center, to have any rights in or to any Company Intellectual Property owned by the Company or purported to be owned by Company, or which, but for such person's services performed for such educational institution or research center, would have been owned by Company.

                  (u) SECTION 2.13(u) of the Disclosure Schedule sets forth all Intellectual Property, other than Company Intellectual Property, that (i) Company has incorporated into, integrated or bundled with any Company Product, or (ii) other than Software licensed to Company pursuant to "shrink-wrap" and other similar unsigned, generally available commercial licenses licensed on a mass-market basis, is used in the development or compilation of any Company Product.

                  (v)      (i)      SECTION 2.13(v)(i) of the Disclosure
Schedule sets forth all Software that constitutes open source, public source or freeware Intellectual Property (excluding immaterial Software for which no license terms, including attribution requirements, are applicable), or any

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modification or derivative thereof, including any version of any Software licensed pursuant to any GNU-, GPL-, or Mozilla-based, or any other similar public license or limited public license, that was directly used in, incorporated into, integrated or bundled with any Company Intellectual Property, or incorporated into, integrated or bundled with, or directly used in the development or compilation of any Company Products.

                           (ii)     Except as set forth in SECTION 2.13(v)(ii)
of the Disclosure Schedule, the use or distribution of the Software identified in SECTION 2.13(v)(i) of the Disclosure Schedule (the "Open Software"), as used or distributed by Company, or contemplated to be used or distributed by Company, does not impose any material obligations or restrictions (other than attribution requirements) upon the use, disclosure or distribution of any Software or Intellectual Property other than the Open Software, including without limitation obligating the disclosure of the source code of any Software or Intellectual Property other than the Open Software, or the distribution without charge of any Software or Intellectual Property other than the Open Software.

                  (w) Company has the right to use all Software development tools, library functions, compilers and all other third-party Software that Company uses to create, modify, compile, operate or support any Software that is Company Intellectual Property or is incorporated into any Company Product.

                  (x) SECTION 2.13(x) of the Disclosure Schedule sets forth a true and accurate list of all agreements to which Company is a party or which govern Company's use of any Software used by Company in the conduct of its business (including unsigned, generally available commercial licenses licensed on a mass-market basis) pursuant to which: (i) Company is granted the right to distribute Software not owned by Company that Company distributes or plans to distribute; (ii) Company is granted access to, or any rights to use, the source code of any Software not owned by Company that the Company uses or plans to use in source code form; or (iii) Company is granted the right to use any Software that constitutes open source, public source or freeware Intellectual Property and that is used in the Company's business (excluding immaterial Software for which no license terms, including attribution requirements, are applicable), or any modification or derivative thereof, including any version of any Software licensed pursuant to any GNU-, GPL-, or Mozilla-based, or any other similar public license or limited public license.

         2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS

         Except as set forth in SECTION 2.14 of the Disclosure Schedule, the Company is not a party to, nor is it bound by:

                  (a) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the

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vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any fidelity or surety bond or completion bond;

                  (d) any lease of personal property having a value in excess of $25,000 individually or $75,000 in the aggregate;

                  (e) any agreement of indemnification or guaranty;

                  (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $75,000 in the aggregate;

                  (g) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (i) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $75,000 in the aggregate;

                  (j) any construction contracts;

                  (k) any dealer, distribution, joint marketing or development agreement;

                  (l) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company; or

                  (m) any other agreement, contract or commitment that involves $25,000 individually or $75,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

         2.15 INTERESTED PARTY TRANSACTIONS

         No officer of the Company (nor to the Company's Knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company furnishes or sells, or currently proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that

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ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this SECTION 2.15.

         No affiliate (as defined in Rule 405 under the Securities Act) of the Company (nor to the Company's Knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, other than such terms as would be on an arm's length basis or (ii) a beneficial interest in any Contract to which the Company is a party, other than Contracts having such terms as would be on an arm's length basis; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this
SECTION 2.15. To the Company's Knowledge, there are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any of the Stockholders.

         2.16 GOVERNMENTAL AUTHORIZATION

         Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "COMPANY AUTHORIZATIONS") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.17 LITIGATION

         There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted. There is no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against the Company, its properties or any of its officers or directors arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

         2.18 MINUTE BOOKS

         The minutes of the Company made available to counsel for Parent contain complete and accurate records of all actions taken, and summaries of all meetings held, by the stockholders, the

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Board of Directors of the Company (and any committees thereof) since the time of incorporation of the Company. The minute books of the Company are in the possession of the Company.

         2.19 ENVIRONMENTAL MATTERS

                  (a) HAZARDOUS MATERIAL. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. As of the Closing, except in compliance with Environmental Laws and in a manner that could not reasonably be expected to subject the Company to liability, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased. The Company's operations and business have been and are in compliance in all material respects with Environmental Laws. "ENVIRONMENTAL LAWS" means all applicable Federal, state, local and foreign laws, regulations, statutes, rules, and codes which prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity or which relate to pollution of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or the protection of human health, reproduction, and worker safety, and any and all amendments and modifications or any of the foregoing.

                  (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not (i) transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials or (ii) disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials (each or both of the foregoing (i) or (ii) being collectively referred to herein as "HAZARDOUS MATERIALS ACTIVITIES").

                  (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of its Hazardous Materials Activities and other businesses of the Company as such activities and businesses are currently being conducted and as currently contemplated to be conducted. SECTION 2.19(c) of the Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Company.

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                  (d) ENVIRONMENTAL LIABILITIES. No action, proceeding,
revocation proceeding, amendment procedure, writ, injunction or claim is pending, nor to the Knowledge of the Company threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company has no Knowledge of any fact or circumstance that could reasonably be expected to impose upon the Company any environmental liability.

                  (e) REPORTS AND RECORDS. The Company has delivered to Parent all records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits, environmental assessments and sampling data related to any Leased Real Property or any property formerly owned, operated, occupied or leased by the Company or otherwise in the possession of the Company or its agents. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

         2.20 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES

         Other than fees payable to Goldman, Sachs & Co., the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby. SECTION 2.20 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. SECTION 2.20 of the Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in SECTION 5.5 hereof) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.21 EMPLOYEE BENEFIT PLANS AND COMPENSATION

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           "AFFILIATE" shall mean any other person or entity
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code, and the regulations issued thereunder.

                           "COMPANY EMPLOYEE PLAN" shall mean any plan, program,
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the

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Company or any Affiliate has or may have any liability or obligation and any
International Employee Plan.

                           "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

                           "DOL" shall mean the United States Department of
Labor.

                           "EMPLOYEE" shall mean any current or former employee,
consultant or director of the Company or any Affiliate.

                           "EMPLOYEE AGREEMENT" shall mean each management,
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract (including, without limitation, any offer letter or any agreement providing for acceleration of Company Options or Company Unvested Common Stock, or any other agreement providing for compensation or benefits) between the Company or any Affiliate and any Employee.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                           "FMLA" shall mean the Family Medical Leave Act of
1993, as amended.

                           "HIPAA" shall mean the Health Insurance Portability
and Accountability Act of 1996, as amended.

                           "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company
Employee Plan or Employee Agreement that has been adopted or maintained by the Company or any Affiliate, whether formally or informally or with respect to which the Company or any Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

                           "IRS" shall mean the United States Internal Revenue
Service.

                           "PBGC" shall mean the United States Pension Benefit
Guaranty Corporation.

                           "PENSION PLAN" shall mean each Company Employee Plan
which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) SCHEDULE. SECTION 2.21(b)(1) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, each Employee Agreement under each Company Employee Plan, and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this

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Agreement), or to enter into any Company Employee Plan or Employee Agreement.
SECTION 2.21(b)(2) of the Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company.

                  (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all current COBRA forms and related notices, (ix) all current policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, and (xii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

                  (d) EMPLOYEE PLAN COMPLIANCE. The Company has performed all obligations required to be performed by it under, is not in default or violation of, and the Company has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained or timely applied for a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than for payment of benefits or ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any Affiliates,

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threatened by the IRS, DOL, or any other Governmental Entity with respect to any
Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

                  (e) NO PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA.

                  (f) NO SELF-INSURED PLANS. Neither the Company nor any Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to Employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

                  (g) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND
MULTIPLE-EMPLOYER PLANS. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

                  (h) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute or by individual conversion policies provided under the terms of the Company Employee Plan.

                  (i) COBRA; FMLA; HIPAA. The Company and each Affiliate has, prior to the Effective Time, complied with COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees. To the Knowledge of the Company has no unsatisfied obligations to any Employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

                  (j) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute (i) an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits or (ii) be deemed a "parachute payment" under Section 280G of the Code with respect to any Employee.

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                  (k) EMPLOYMENT MATTERS. The Company is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to
Employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no action, suits, claims or administrative matters pending, threatened or reasonably anticipated against the Company or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or threatened or reasonably anticipated claims or actions against Company or any Company trustee under any worker's compensation policy. The services provided by each of the Company's and its Affiliates' Employees is terminable at the will of the Company.

                  (l) LABOR. As of the date hereof, no work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, threatened, or reasonably anticipated. As of the date hereof, the Company does not know of any activities or proceedings of any labor union to organize any Employees. As of the date hereof, there are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company does not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (m) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, no officer or Employee of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers or Employees in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, to the Knowledge of the Company, conflicts with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers or Employees is now bound.

                  (n) INTERNATIONAL EMPLOYEE PLAN. Neither the Company nor any Affiliate currently or has it ever had the obligation to maintain, establish, sponsor, participate in, be bound by or contribute to any International Employee Plan.

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                  (o) RETENTION MATTERS. Except as contemplated by this
Agreement, the Company has no Knowledge that any employee or group of employees that the Parent has expressed to the Company that it intends to employ following the Effective Time intends not to continue in the employ of the Company, the Surviving Corporation or Parent, as applicable.

         2.22 INSURANCE

SECTION 2.22 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company or any Affiliate has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

         2.23 COMPLIANCE WITH LAWS

         The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.24 FOREIGN CORRUPT PRACTICES ACT

         The Company (including any of its officers or directors) has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

         2.25 WARRANTIES; INDEMNITIES

         Except for the warranties and indemnities contained in those contracts and agreements set forth in SECTION 2.13(l) of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

         2.26 COMPLETE COPIES OF MATERIALS

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         The Company has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel.

         2.27 REPRESENTATIONS COMPLETE

         None of the representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement, taken as a whole, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.28 INFORMATION STATEMENT

         Except for information furnished in writing by Parent to the Company for inclusion in any document mailed, delivered or otherwise furnished to Stockholders by the Company in connection with the solicitation of their consent to this Agreement and the Merger, such document will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made not misleading.

         2.29 SPREADSHEET

         The information contained in the Spreadsheet (as defined in SECTION 5.22) shall be complete and correct as of the Closing Date.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Each of Parent and Sub hereby represents and warrants to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

         3.1 ORGANIZATION, STANDING AND POWER

         Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), condition (financial or otherwise), results of operations or capitalization of Parent (a "PARENT MATERIAL ADVERSE EFFECT"); provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether there has been or will be a Parent

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Material Adverse Effect: (i) any change in the price per share of Parent Common
Stock or a change in the trading volume of Parent Common Stock, (ii) event or effect to the extent such change, event or effect results from changes affecting any of the industries in which Parent operates generally or the United States economy generally (which changes in each case do not disproportionately affect Parent).

         3.2 AUTHORITY

         Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms.

         3.3 CONSENTS

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under state and federal securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, (iii) the issuance of the California Permit, (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act, and (v) the filing of the Certificate of Merger with the Delaware Secretary of State.

         3.4 PARENT COMMON STOCK

         The Parent Common Stock which constitutes the Total Adjusted Consideration has been duly authorized and, upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

         3.5 BROKER'S AND FINDERS' FEES

         Other than fees payable to Morgan Stanley & Co., Inc., which fees are the responsibility of Parent, neither Parent nor Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

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         3.6 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS

         A true and complete copy of each annual, quarterly and current report, and definitive proxy statement filed by Parent with the SEC on or after January 24, 2002 (the "PARENT SEC DOCUMENTS") is available on the Web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments).

         3.7 NO VOTE REQUIRED

         No vote of the holders of Parent capital stock is required to authorize the Merger.

         3.8 NO CONFLICTS

         The execution and delivery of this Agreement and any Related Agreement to which Parent or Sub is a party do not, and the consummation of the transactions contemplated hereby will not result in any Conflict with (i) any provision of the certificate of incorporation or bylaws of Parent or Sub, as amended, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's Annual Report on Form 10-K for the fiscal year ended October 27, 2001 ("PARENT 10-K") and such other filings under the Exchange Act which are made subsequent to the Parent 10-K and prior to the date hereof, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets, except in each case where such conflict will not have a Parent Material Adverse Effect.

         3.9 INFORMATION STATEMENT

         The information provided in writing by Parent or Sub to the Company for the express purpose of including in any documents mailed, delivered or otherwise furnished to Stockholders by the Company in connection with the solicitation of their consent to this Agreement and the Merger,

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will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE COMPANY

         Except as otherwise contemplated herein, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to conduct the business of the Company, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due in accordance with past practice, to pay or perform other obligations when due in accordance with past practice, and, to the extent consistent with such business, to preserve intact the present business organizations of the Company, keep available the services of the present officers and key employees of the Company and preserve the relationships of the Company with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency known to it not in the ordinary course of business of the Company and any material event known to it involving the Company that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement or the Effective Time. Except as expressly contemplated by this Agreement and except as expressly set forth in the Disclosure Schedule, the Company shall not, without the prior written consent of Parent, from and after the date of this Agreement:

                  (a) enter into any commitment, activity or transaction not in the ordinary course of business consistent with past practice;

                  (b) make any expenditures or enter into any commitment or transaction exceeding $25,000 individually or $75,000 in the aggregate other than pursuant to purchase orders disclosed in the Disclosure Schedules and the following items in the ordinary course of business consistent with past practice: payroll, interest, rent and utiltites.

                  (c) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or

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royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (d) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company;

                  (e) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

                  (f) commence or settle any litigation;

                  (g) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, except for the issuance of Company Common Stock pursuant to the conversion of Company Preferred Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Unvested Common Stock;

                  (h) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for (i) the issuance of Company Common Stock pursuant to the conversion of Company Preferred Stock and (ii) the issuance of Company Capital Stock pursuant to the exercise of outstanding Company Assumed Warrants or Company Options, including by way of net issue exercise provisions of such Company Assumed Warrants or Company Options;

                  (i) cause or permit any amendments to the certificate of incorporation, bylaws or other organizational documents of the Company;

                  (j) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                  (k) sell, lease, license or otherwise dispose of any of its properties or assets, including without limitation the sale of any accounts receivable of the Company, except properties or assets (whether tangible or intangible) which are not Intellectual Property and only in the ordinary course of business as conducted on that date and consistent with past practices;

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                  (l) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                  (m) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                  (n) grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

                  (o) adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any bonus or special remuneration to any director or Employee, or increase or modify the salaries, wage rates, or other compensation (including, without limitation, any equity-based compensation) of its Employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in SECTION 4.1(o) of the Disclosure Schedule or except to the extent required to conform any such Company Employee Plan with the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998 or Employee Agreement to the requirements of applicable law or as required by this Agreement;

                  (p) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (q) pay, discharge, waive or satisfy any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Current Balance Sheet or incurred in compliance with this Agreement;

                  (r) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (s) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

                  (t) take any action to accelerate the vesting schedule of any of the outstanding Company Options, Company Unvested Common Stock or Company Common Stock;

                  (u) except as set forth on SECTION 4.1(u) of the Disclosure Schedule, hire or terminate any Employees, or encourage any Employees to resign from the Company;

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                  (v) promote or terminate any employees or change the
employment status or titles of any of the employees of the Company;

                  (w) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

                  (x) cancel, amend or renew any insurance policy;

                  (y) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Lease Agreements; or

                  (z) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 4.1(a) through 4.1(y) hereof, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform, its covenants hereunder or (ii) cause or result in any of its respective representations and warranties contained herein being untrue or incorrect.

         4.2 NO SOLICITATION

         Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of SECTION 8.1 hereof, the Company shall not (nor shall the Company permit any of its officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the business, technologies or properties of the Company, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock or assets of the Company, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise. The Company shall immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with Parent) that are the subject matter of clause (a), (b), (c) or
(d) above. In the event that the Company or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement in accordance with SECTION 8.1 hereof, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company shall immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the

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specific terms of such offer or proposal, as the case may be, and such other information (including a copy of any written offer or proposal related thereto) as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this SECTION 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this SECTION
4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, agent, representative or affiliate of Company shall be deemed to be a breach of this Agreement by Company.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FAIRNESS HEARING; STOCKHOLDER APPROVAL

                  (a) As soon as reasonably practicable following the execution of this Agreement, Parent and the Company shall prepare the necessary documents to apply to obtain, and Parent shall apply to obtain, a permit (a "CALIFORNIA PERMIT") from the California Commissioner of Corporations (after a hearing before such Commissioner) pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 (the "FAIRNESS HEARING LAW"), so that (i) the issuance of Parent Common Stock in the Merger, and (ii) the assumption of Company Options, shall be exempt from registration under the Securities Act, by virtue of the exemption provided by Section 3(a)(10) thereof, and the Company shall prepare, with the cooperation of Parent, a related information statement or other disclosure document (the "INFORMATION STATEMENT"). The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Common Stock in the Merger. The Company shall cooperate with, and provide information to, Parent in connection with Parent's application for the California Permit. Company and Parent will respond to any comments from the California Department of Corporations and work together in good faith to use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate under the Fairness Hearing Law for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the Information Statement. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or

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associates, the form and content of which shall not have been approved by Parent prior to such inclusion, except as required pursuant to the Fairness Hearing Law or other applicable law. As promptly as practical after the date of this Agreement, Parent and Company shall prepare and make such filings as are required of them under applicable blue sky laws relating to the transactions contemplated by this Agreement. Company shall use reasonable and good faith efforts to assist Parent as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement. Company Assumed Warrants which are not exercised for Company Capital Stock prior to the Effective Time shall be converted into warrants to purchase Parent Common Stock which shall be restricted securities.

                  (b) If the California Commissioner of Corporations denies the California Permit (after Parent has exhausted all opportunities of appeal) provided that the Company and the signatories to the Voting Agreements have cooperated in good faith to obtain the California Permit, Parent will prepare and file with the SEC a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") with respect to the Total Consideration. Company and Parent will respond to any comments of the SEC, and Parent will use its reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Notwithstanding the foregoing, if Parent shall determine pursuant to the good faith judgment of its Chief Executive Officer, or alternatively, the Board of Directors of Parent, that it would be significantly harmful to Parent and its stockholders to file the Registration Statement (or an amendment thereto), due to the existence of a material development or potential material development with respect to or involving Parent which Parent would be obligated to disclose in the Prospectus contained in the Registration Statement, which disclosure would in the good faith judgment of the Chief Executive Officer or the Board of Directors of Parent be premature or otherwise inadvisable at such time and would not be in the best interests Parent and its stockholders, then Parent shall notify the Company in writing to the effect of the foregoing, and Parent will not be required to file the Registration Statement or amendment thereto until the earlier of (1) 90 days after the denial of the Permit and (2) as soon, in the judgment of Parent, as disclosure of the material information relating to such pending development would not have a adverse effect on Parent's ability to consummate the transaction, if any, to which such development relates.

                  (c) As promptly as practicable after the receipt of a California Permit or following the effectiveness of the Registration Statement, the Company shall submit this Agreement and the transactions contemplated hereby to the Stockholders for approval and adoption as provided by Delaware Law and the certificate of incorporation and bylaws of the Company. Such submission, and any proxy or consent in connection therewith, shall specify that adoption of this Agreement shall constitute approval by the Stockholders of: (i) the escrow and indemnification obligations of the Stockholders set forth in ARTICLE VII hereof and the deposit of Parent Common Stock equal to the Escrow Amount into the Escrow Fund, (ii) the Lock-up Provision, and (iii) in favor of the appointment of Douglas M. Leone as Stockholder Representative, under and as defined in this Agreement. Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of the Merger and this Agreement (the "SOLICITING MATERIALS") shall be subject to review and approval by Parent and shall include information regarding the Company, the terms of

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the Merger and this Agreement, and the unanimous recommendation of the Board of
Directors of the Company in favor of the Merger and this Agreement and conversion of Company Preferred Stock into Company Common Stock. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Soliciting Materials any information with respect to Parent or its affiliates or associates, the form and content of which shall not have been approved by Parent prior to such inclusion. The Company shall consult with Parent regarding the date of the Company Stockholders' meeting or the date of the solicitation of stockholder approval by written consent to approve this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING/SOLICITATION") and shall not postpone or adjourn (other than for absence of a quorum) the Company Stockholder Meeting/Solicitation without the consent of the Parent. The Company shall use its best efforts to obtain the consent of its Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable following the date hereof and, in any event, within thirty (30) days following the receipt of the California Permit. Notwithstanding the foregoing, the Company shall give Stockholders sufficient notice such that no Stockholder will be able to exercise appraisal rights pursuant to Section 262 of Delaware Law if such Stockholder has not perfected such appraisal rights prior to Closing.

         5.2 RESTRICTIONS ON TRANSFER

         All certificates representing Parent Common Stock deliverable to any Stockholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event) shall bear the Lock-up Legend (as defined in section 1.6(b)) as well as any legend required by the California Commissioner of Corporations or such as are required pursuant to any federal, state, local or foreign law governing such securities.

         5.3 ACCESS TO INFORMATION

         The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the properties, books, contracts, commitments and records of the Company, including the Company's source code,
(ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all Employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this SECTION 5.3 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

         5.4 CONFIDENTIALITY

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         Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to SECTION 5.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement effective as of October 14, 2002 (the "CONFIDENTIALITY AGREEMENT") between the Company and Parent. In this regard, the Company acknowledges that the Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. In addition, the Company shall use commercially reasonable efforts to inform the Company's Representatives (as defined in the Confidentiality Agreement) that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to engage in, and will use commercially reasonable efforts to prevent the Company's Representatives from engaging in, any transactions in the Parent Common Stock in violation of applicable insider trading laws.

         5.5 EXPENSES

         Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses; provided, however, that all expenses incurred by the Company in the preparation of the Required Financial Statements (as defined below) shall not be Third Party Expenses. Any Third Party Expenses incurred by the Company in excess of $1,000,000 that are not reflected on the Statement of Expenses, and thus are not part of the Third Party Expense Purchase Price Adjustment, if any ("EXCESS THIRD PARTY EXPENSES"), shall be paid out of the Escrow Amount in accordance with ARTICLE VII and shall not be limited by the Threshold Amount (as defined in SECTION 7.3(b) hereof). Third Party Expenses shall not be incurred by the Company after the Closing Date without the express prior written consent of Parent. "REQUIRED FINANCIAL STATEMENTS" shall mean financial statements meeting the requirements of Rule 3-05 of SEC Regulation S-X required or advisable to be included by Parent in (i) any Current Report on Form 8-K, (ii) any other annual, quarterly or other report, registration statement, and definitive proxy statement required to be filed by Parent with the SEC, or (iii) the application for the California Permit and the Information Statement.

         5.6 PUBLIC DISCLOSURE

         No party shall issue any statement or communication to any third party (other than their respective agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party (provided, however, that Parent, in its sole discretion, can determine the timing of any such statement or communication made

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on or after the execution of this Agreement), except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of the Nasdaq Stock Market.

         5.7 CONSENTS

         The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract (including with respect to the Lease Agreements) as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect, all of which are listed in SECTION 2.5 of the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company under such Contract from and after the Effective Time. Such consents, waivers and approvals shall be in a form reasonably acceptable to Parent. Notwithstanding the terms of SECTION 5.5 above, in the event that the other parties to any such Contract, including lessor or licensor of any Leased Real Property, conditions its grant of a consent, waiver or approval (including by threatening to exercise a "recapture" or other termination right) upon the payment of a consent fee, "profit sharing" payment or other consideration, including increased rent payments or other payments under the Contract, the Company shall be responsible for making all payments required to obtain such consent, waiver or approval and shall indemnify, defend, protect and hold harmless Parent from all losses, costs, claims, liabilities and damages arising from the same. On or prior to the Closing, the Company shall enter into a written agreement with LSI Logic Corporation and/or Avnet, Inc., or a written amendment to an existing agreement between the Company and LSI Logic Corporation and/or Avnet, Inc., pursuant to which Company shall receive rights to use and incorporate into its products the ARM966 (encrypted and unencrypted), Merlin3 and Gigablaze semiconductor cores, in substantially the same manner as Company was authorized to use and incorporate such cores under the Coreware Product License Agreements by and between LSI Logic Corporation and the Company dated as of January 10, 2001 and March 12, 2001.

         5.8 FIRPTA COMPLIANCE

         On the Closing Date, the Company shall deliver to Parent a properly executed statement (a "FIRPTA COMPLIANCE CERTIFICATE") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.9 REASONABLE EFFORTS

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries

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or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. In addition, the Company shall use commercially reasonable efforts to obtain from all lessors, licensors, sublessees and licensees of Leased Real Property estoppel certificates confirming that the applicable lease agreements are in full force and effect and that there are no defaults thereunder.

         5.10 NOTIFICATION OF CERTAIN MATTERS

         Each party shall give prompt notice (in any event within 24 hours) to the other parties of: (i) the occurrence or non-occurrence of any event known to such party, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 5.10 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this SECTION 5.10, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         5.11 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES

         Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

         5.12 S-8 REGISTRATION

         Not later than sixty (60) days after the Closing Date, Parent agrees to file, if available for use by Parent, with the SEC a registration statement on Form S-8 registering that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent pursuant to SECTION 1.6(d) hereof.

         5.13 NEW EMPLOYMENT ARRANGEMENTS

                  (a) Parent may offer certain Employees "at-will" employment by Parent and/or the Surviving Corporation, to be effective as of the Closing Date, upon proof of a legal right to work in the United States, and/or continued "at-will" employment by the Surviving Corporation from and after the Closing Date on terms that are the same as or different than the employment terms presently applicable to such Employees. Such "at-will" employment will: (i) be set forth in offer letters on Parent's standard form (each, an "OFFER LETTER"),
(ii) be subject to and in compliance with Parent's

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applicable policies and procedures, including, but not limited to, employment background checks and the execution of an employee proprietary information agreement, governing employment conduct and performance, (iii) have terms, including the position and salary, which will be determined by Parent, and (iv) supersede any prior express or implied employment agreements, arrangement or offer letter in effect prior to the Closing Date. At the same time as the execution of this Agreement, each Key Employee has executed an Offer Letter. Each employee of the Company who remains an employee of Parent or the Surviving Corporation after the Closing Date shall be referred to hereafter as a "CONTINUING EMPLOYEE." Continuing Employees shall be eligible to receive benefits consistent with Parent's applicable human resources policies. Parent will or will cause the Surviving Corporation or appropriate subsidiary of Parent to give Continuing Employees full credit under such policies for prior service at the Company for purposes of eligibility, benefit accrual, and determination of the level of benefits under Parent's benefit plans, programs or policies, provided that such credit does not result in duplication of benefits. In furtherance of the foregoing, and at Parent's request the Company shall terminate all employment agreements and other arrangements with its employees effective as of the Closing Date. Parent shall use commercially reasonable efforts to provide to Continuing Employees the opportunity to enroll in a special offering period under the Parent Employee Stock Purchase Plan, the offering period of which shall commence as soon as is administratively practicable following the Effective Time.

         5.14 SEVERANCE OR TRANSITIONAL PACKAGES

         Parent shall work with Company to provide certain employees of the Company who are not offered employment with Parent or who will be offered transitional employment with Parent severance or transitional packages; provided however, that such severance or transitional packages shall be no more favorable than severance or transitional packages offered to similarly situated employees of Parent.

         5.15 VESTING WAIVERS

         Concurrently with the execution of this Agreement, each individual listed in SCHEDULE 5.15 has entered into a vesting waiver with Parent in the form attached hereto as EXHIBIT D.

         5.16 AFFILIATE AGREEMENTS

         SCHEDULE 5.16 to this Agreement sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person, a "RULE 145 AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Parent and Sub shall be entitled to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock and to place the following legend on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE

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         TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

         The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

         5.17 STATEMENT OF EXPENSES

         The Company shall provide Parent with a statement of Estimated Third Party Expenses incurred by the Company three (3) business days prior to the Closing Date in form reasonably satisfactory to Parent (the "STATEMENT OF EXPENSES").

         5.18 TERMINATION OF 401(k) PLAN

         Effective as of the day immediately preceding the Closing Date, each of the Company and any Affiliate (as such term is defined in SECTION 2.21) shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a "401(k) PLAN") (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company or such Affiliate, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require. In the event that termination of a 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than fifteen (15) calendar days prior to the Closing Date.

         5.19 RESIGNATION OF OFFICERS AND DIRECTORS

         The Company shall obtain the resignations of all officers and directors of the Company, effective as of the Effective Time.

         5.20 PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT

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         Between the date hereof and the Closing, each new employee and new independent contractor of the Company shall enter into and execute a proprietary information and inventions assignment agreement with the Company in the form approved by Parent prior to the date hereof.

         5.21 HSR ACT

         To the extent applicable, as soon as may be reasonably practicable, Company and Parent (and any applicable Stockholder of the Company) each shall file, and the Company shall use best efforts to cause any applicable Stockholder of the Company to file, with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent (and/or any applicable Stockholder) each shall, the Company shall use best efforts to cause any applicable Stockholder of the Company to, promptly (a) supply the others with any information which reasonably may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's affiliates of shares of capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, property and stock.

         5.22 SPREADSHEET

         The Company shall deliver a spreadsheet (as the same may be updated as described below, the "Spreadsheet") substantially in the form attached hereto as
SCHEDULE 5.23, which spreadsheet shall be certified as complete and correct by the Chief Executive Officer and Chief Financial Officer of the Company as of the Closing and which shall separately list, as of the Closing, (i) all Stockholders and their respective addresses of record, the number of shares of Company Capital Stock held by such persons (including the respective certificate numbers and whether such shares constitute Company Unvested Common Stock (including, for each certificate, the number of shares that are vested as of the Closing), the date of acquisition of such shares, the Exchange Ratio applicable to each holder, Total Consideration to be issued to each holder, the number of shares, if any, to be paid by the Stockholder in settlement of outstanding Stockholder loans, the number of shares of the Total Consideration to be deposited into the Escrow Fund on behalf of each holder, and such other information relevant thereto or which the Exchange Agent may reasonably request, and (ii) all holders of Company Options and their respective addresses, the number of shares of Company Capital Stock underlying each such Company Option, the grant dates of such Company Options and the vesting arrangement with respect to such Company Options and such other information relevant thereto or which Parent may reasonably request. The Company shall deliver the Spreadsheet three (3) business days prior to the Closing Date. The certification of the

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completeness and correctness of the Spreadsheet as of the Closing will be based on the assumption that there are no changes in the information required to be set forth therein between the date of delivery and the Closing. The Company will use commercially reasonable efforts to avoid the occurrence of any such changes and will deliver an updated Spreadsheet, similarly certified, promptly after the occurrence of any such changes; provided, however, that no updates may be made to the Spreadsheet after the Effective Time.

         5.23 NO LIABILITY FOR NEW EMPLOYEES

         The parties hereto agree that neither Parent nor Sub shall have any liability for any Employees hired by Company after the date hereof, in the event the Merger is not consummated.

         5.24 VOTING AGREEMENTS

         Concurrently with execution of this Agreement, the persons listed on
SECTION 5.24 of the Disclosure Schedule have executed and delivered to Parent Voting Agreements in the form attached hereto as EXHIBIT A.

         5.25 NON-COMPETITION AGREEMENTS

         Concurrently with execution of this Agreement, the Key Employees of the Company listed on SECTION 5.25 of the Disclosure Schedule have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as EXHIBIT B.

         5.26 TERMINATION OF AGREEMENTS

         The Company shall use its best efforts to terminate each of the agreements listed on Schedule 6.2(c) to this Agreement (the "TERMINATED AGREEMENTS"), concurrent with or prior to Closing, such that each such agreement shall be of no further force or effect. Prior to Closing, the Company shall pay all amounts owed under the Terminated Agreements (as a result of the termination of the Terminated Agreements or otherwise), and the Surviving Corporation will not incur any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) under any Terminated Agreement following the Closing Date.

         5.27 CLOSING FINANCIAL STATEMENTS

         The Company shall prepare or cause to be prepared and delivered to Parent, as promptly as practicable at the Company's expense, the Required Financial Statements (as defined in SECTION 5.5 hereof). The Company shall use commercially reasonable efforts to assist Parent in the preparation of pro forma financial statements meeting the requirements of Article 11 of SEC Regulation S-X required or advisable to be included by Parent (i) any current report on Current Report on Form 8-K, (ii) any other annual, quarterly or other report, registration statement, and definitive proxy statement required to be filed by Parent with the SEC, or (iii) the application for the California Permit and the Information Statement.

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         5.28 TAX MATTERS

         At or prior to Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP (or Wilson Sonsini Goodrich & Rosati, P.C., if Cooley Godward LLP fails to deliver the tax opinion contemplated by SECTION 6.3(d)) tax representation letters in substantially the form attached hereto as
EXHIBIT I (which will be used in connection with the legal opinion contemplated by SECTION 6.3(d).

         5.29 NASDAQ LISTING

         Parent shall use reasonable efforts to cause the shares of Parent Common Stock to be received by Stockholders in connection with the Merger or issuable with respect to Parent Options to be authorized for listing on the Nasdaq National Market.

         5.30 TERMINATION OF WARRANTS

         The Company shall use its commercially reasonable efforts to terminate all outstanding unexercised Company Assumed Warrants, if any, as of immediately prior to the effective time.

         5.31 INDEMNIFICATION

Subject to the last paragraph of SECTION 7.2 hereof, from the Effective Time until the sixth anniversary of the Effective Time, Parent shall cause the Surviving Corporation to fulfill and honor all obligations of the Company pursuant to the Company's Certificate of Incorporation and Bylaws as they are in effect on the date hereof and pay all amounts that become due and payable under such provisions; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. If any claim, action, suit, proceeding or investigation is asserted for which a person is entitled to indemnification under the Company's Certificate of Incorporation or Bylaws, any counsel retained by the indemnified parties shall be reasonably satisfactory to Parent and the Surviving Corporation. This Section shall survive the consummation of the Merger, is intended to benefit each indemnified party and shall be enforceable by the indemnified parties.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER

         The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

                  (a) CALIFORNIA PERMIT; REGISTRATION STATEMENT. (i) The Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions

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following a hearing for such purpose, and shall have issued a California Permit or (ii) the SEC shall have declared the Registration Statement effective.

                  (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

                  (d) HSR ACT. If applicable, all waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby have been obtained.

                  (e) STOCKHOLDER APPROVAL. Stockholders holding a sufficient number of outstanding shares of Company Capital Stock (as required under the Company's certificate of incorporation, Delaware Law and California Law) shall have approved this Agreement, the Merger, and the transactions contemplated hereby and thereby, including the appointment of the Stockholder Representative, the Lock-up Provisions and the deposit of the Escrow Amount into the Escrow Fund.

         6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB

         The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and
Sub:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) when made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for
(i) inaccuracies which, individually or in the aggregate, would not have a Company Material Adverse Effect (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) and (ii) representations and warranties of the Company as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein). In addition, the representations and warranties contained in Sections 2.1, 2.2, 2.4 and

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2.13 shall each be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) on and as of the Closing Date (other than the representations and warranties of the Company as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein)). The Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing.

                  (b) THIRD PARTY CONSENTS. Company shall have delivered to Parent all necessary consents, waivers and approvals of parties to any Contract (including Lease Agreements) set forth on SCHEDULE 6.2(b) hereto as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

                  (c) TERMINATION OF AGREEMENTS. The Company shall have terminated each of those agreements listed on SCHEDULE 6.2(c) to this Agreement and each such agreement shall be of no further force or effect.

                  (d) NO MATERIAL ADVERSE EFFECT. There shall not have occurred since the date of this Agreement any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect.

                  (e) RESIGNATION OF OFFICERS AND DIRECTORS. Parent shall have received a written resignation from each of the officers and directors of the Company effective as of the Effective Time.

                  (f) LEGAL OPINION. Parent shall have received a legal opinion from legal counsel to the Company, substantially in the form attached hereto as EXHIBIT F.

                  (g) APPRAISAL RIGHTS. Stockholders holding no more than ten percent (10%) of the Total Outstanding Shares shall continue to have a right to exercise appraisal, dissenters' or similar rights under applicable law with respect to their Company Capital Stock by virtue of the Merger.

                  (h) CERTIFICATE OF THE COMPANY. Parent shall have received a certificate, validly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company for and on the Company's behalf, to the effect that, as of the Closing:

                           (i)      (A) all representations and warranties of
the Company contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) when made; (B) all representations and warranties of the Company contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for (i) inaccuracies which,

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individually or in the aggregate, would not have a Company Material Adverse
Effect (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) and (ii) representations and warranties of the Company as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein); and (C) the representations and warranties contained in SECTIONS 2.1, 2.2, 2.4 and 2.13 shall each be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) on and as of the Closing Date (other than the representations and warranties of the Company as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein));

                           (ii)     all covenants and obligations under this
Agreement to be performed or complied with by the Company or on or before the Closing have been so performed or completed with in all material respects; and

                           (iii)    as of the Closing, all other conditions to
the obligations of Parent and Sub set forth in this SECTION 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

                  (i) CERTIFICATE OF SECRETARY OF COMPANY. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of the Company, (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the Merger and the transactions contemplated hereunder, were approved by the Board of Directors) and (iii) the valid adoption by the Stockholders of resolutions adopting this Agreement.

                  (j) FIRPTA CERTIFICATE. Parent shall have received a copy of the FIRPTA Compliance Certificate, validly executed by a duly authorized officer of the Company.

                  (k) STATEMENT OF EXPENSES. Parent shall have received from the Company the Statement of Expenses pursuant to SECTION 5.17 hereof three (3) business days prior to the Closing Date.

                  (l) NEW EMPLOYMENT ARRANGEMENTS. (i) Each of the Key Employees
(A) shall have entered into "at-will" employment arrangements with Parent and/or the Surviving Corporation pursuant to their execution of an Offer Letter which shall be in full force and effect, (B) shall have agreed to be employees of Parent after the Closing and (C) shall be employees of the Company immediately prior to the Effective Time. (ii) At least ninety percent (90%) of the individuals listed on SCHEDULE 6.2(l)(ii) (A) shall have entered into "at-will" employment arrangements with Parent and/or the Surviving Corporation pursuant to their execution of an Offer Letter which shall be in full force and effect, (B) shall have agreed to be employees of Parent after the Closing and (C) shall be employees of the Company immediately prior to the Effective Time; provided however that this condition shall not be deemed to have been satisfied if more than two (2) employees in Groups B, D or F listed on SCHEDULE 6.2(l)(ii) shall have declined the Parent Offer Letter and provided further

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that this condition shall not be deemed to have been satisfied if more than three (3) employees in Groups A, C or E listed on SCHEDULE 6.2(l)(ii) shall have declined the Parent Offer Letter. (iii) At least seventy percent (70%) of the individuals listed on SCHEDULE 6.2(l)(iii) (A) shall have entered into "at-will" employment arrangements with Parent and/or the Surviving Corporation pursuant to their execution of an Offer Letter which shall be in full force and effect, (B) shall have agreed to be employees of Parent after the Closing and (C) shall be employees of the Company immediately prior to the Effective Time.

                  (m) VESTING WAIVER. Each individual listed on SCHEDULE 5.15 shall have entered into a vesting waiver in the form attached hereto as EXHIBIT D.

                  (n) NON-COMPETITION AGREEMENTS. The Key Employees and executive officers of the Company shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as EXHIBIT B, and all of such Non-Competition Agreements shall be in full force and effect.

                  (o) AFFILIATE AGREEMENTS. Each of the persons listed in
SECTION 5.16 of the Disclosure Schedule shall have executed an Affiliate Agreement substantially in the form attached hereto as EXHIBIT E and such Affiliate Agreements shall be in full force and effect.

                  (p) REQUIRED FINANCIAL STATEMENTS. The Company shall have delivered to Parent the Required Financial Statements, including any audit letter required therein, which shall have been certified by the form of certification attached hereto as EXHIBIT G, by the Chief Executive Officer and Chief Financial Officer of the Company.

                  (q) SPREADSHEET. The Company shall have delivered three (3) business days prior to the Closing Date to Parent and the Exchange Agent the Spreadsheet, which shall have been certified as true and correct by the Chief Executive Officer and the Chief Financial Officer of the Company.

         6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent and Sub contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) when made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for
(i) inaccuracies which, individually or in the aggregate, would not have a Parent Material Adverse Effect (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) and (ii) representations and warranties

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as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein). In addition, the representations and warranties contained in Section 3.1 shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) on and as of the Closing Date (other than the representations and warranties of the Parent as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material
Adverse Effect" set forth therein)). Each of Parent and Sub shall have performed and complied with in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing Date.

                  (b) CERTIFICATE OF PARENT. Company shall have received a certificate executed on behalf of Parent by a Vice President for and on its behalf to the effect that, as of the Closing:

                           (i)      (A) all representations and warranties of
Parent and Sub contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall have been true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) when made; (B) all representations and warranties of Parent and Sub contained in this Agreement and all other documents delivered pursuant hereto to which it is a party shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for (i) inaccuracies which, individually or in the aggregate, would not have a Parent Material Adverse Effect (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) and (ii) representations and warranties as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein); and (C) the representations and warranties contained in SECTION 3.1 shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) on and as of the Closing Date (other than the representations and warranties of the Parent as of a specified date, which shall be true and correct in all material respects as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein));

                           (ii)     all covenants and obligations under this
Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects;

                           (iii)    as of the Closing, all other conditions to
the obligations of the Company set forth in this SECTION 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

                  (c) LEGAL OPINION. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to the Parent, substantially in the form attached hereto as EXHIBIT H.

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                  (d) TAX OPINION. The Company shall have received a legal
opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Code Section 368(a) (it being understood that in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referenced in SECTION 5.28). Notwithstanding the foregoing, if the Company's counsel does not render such opinion, this condition shall nevertheless be deemed satisfied if Wilson Sonsini Goodrich & Rosati, counsel to Parent, renders such opinion to the Company.

                   (e) NO MATERIAL ADVERSE EFFECT. There shall not have occurred since the date of this Agreement any event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         The representations and warranties of the Company contained in this Agreement, or in any certificate or other instruments delivered pursuant to this Agreement, shall survive until 5:00 pm San Jose, California time on the first anniversary of the Closing Date (such date, the "SURVIVAL DATE"). The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

         7.2 INDEMNIFICATION

         From and after the Effective Time (but subject to SECTION 7.1 hereof), the Stockholders agree to indemnify and hold Parent and its officers, directors, and affiliates, including the Surviving Corporation (the "INDEMNIFIED PARTIES"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense and diminution in value (hereinafter individually a "LOSS" and collectively "LOSSES") discovered by an Indemnified Party on or prior to the Survival Date that was incurred or sustained by the Indemnified Parties, or any of them (including the Surviving Corporation), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any certificate or other instruments delivered pursuant to this Agreement, (ii) any failure by the Company to perform or comply with any covenant applicable to it contained in this Agreement, (iii) any Dissenting Share Payments, or (iv) any Excess Third Party Expenses. The Stockholders shall not have any right of contribution from the Surviving Corporation or Parent with respect to any Loss claimed by an Indemnified Party. Notwithstanding any provision of this Agreement, the Certificate of Incorporation or Bylaws of the Company, or in any agreement between the Company and any Company Stockholder to the contrary entered into prior to the Closing, in no event shall the Surviving Corporation, as the successor in interest to the Company by virtue of the Merger, be obligated to reimburse, contribute, indemnify or hold harmless any

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Company Stockholder for or in connection with any Losses or obligations of the
Company Stockholder under this ARTICLE VII, whether or not such person would otherwise be entitled to payment pursuant to SECTION 5.31 hereof.

         7.3 ESCROW ARRANGEMENTS

                  (a) ESCROW FUND. By virtue of this Agreement and as security for the indemnity obligations provided for in SECTION 7.2 hereof, at the Effective Time, the Stockholders will be deemed to have received and deposited with the Escrow Agent the Escrow Amount (plus any New Shares as defined in SECTION 7.3(e)(II) hereof) without any act of the Stockholders. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this ARTICLE VII. Promptly after the Closing, the Escrow Amount, without any act of the Stockholders, will be deposited with the Escrow Agent, such deposit of the Escrow Amount to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The Escrow Fund shall be funded exclusively with shares of Parent Common Stock that are not unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

                  (b) THRESHOLD AMOUNT. Notwithstanding any provision of this Agreement to the contrary, except as set forth in the second sentence of this
SECTION 7.3(b), an Indemnified Party may not recover any Losses under SECTION
7.2 unless and until one or more Officer's Certificates (as defined below) identifying such Losses under SECTION 7.2 in excess of $200,000 in the aggregate (the "THRESHOLD AMOUNT") has or have been delivered to the Escrow Agent or the Stockholder Representative (as defined IN SECTION 7.4 hereof) as provided in
SECTION 7.3(f) hereof, in which case Parent shall be entitled to recover all Losses so identified. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to (A) Losses resulting from any breach of representation or warranty contained in SECTION 2.2 (Company Capital Structure) or in SECTION 2.10 (Tax Matters) hereof, (B) any Dissenting Share Payments, (C) any Excess Third Party Expenses, and (D) Losses resulting from the failure of any Stockholder to pay Agent Interpleader Expenses or Agent Indemnification Expenses pursuant to clauses (vi) and (vii) of SECTION 7.3(j) hereof or Independent Accounting Firm Expenses pursuant to SECTION 5.5 hereof. Losses not subject to the Threshold Amount shall not be included in determining whether the Threshold amount has been exceeded. For the purposes hereof, "OFFICER'S CERTIFICATE" shall mean a certificate signed by any officer of Parent in good faith: (1) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each

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such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

                 (c) ESCROW SOLE REMEDY. Except to the extent that the Losses resulted from fraud or any knowing and intentional breaches of covenants committed by the Company, claims by an Indemnified Party for Losses shall be satisfied solely from the Escrow Fund.

                 (d) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., local time at Parent's headquarters, on the date thirty (30) days after the Survival Date (the "ESCROW PERIOD") and the shares held in Escrow shall be delivered to Stockholders promptly thereafter; provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the good faith judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent and the Stockholder Representative prior to the Escrow Period termination date with respect Losses arising prior to the Survival Date. As soon as each such claim has been resolved, the Escrow Agent shall deliver the remaining portion of the Escrow Fund, if any, not required to satisfy such claim or any remaining claim. Deliveries of the Escrow Amount out of the Escrow Fund to the Stockholders pursuant to this SECTION 7.3(d) shall be made in proportion to their respective Pro Rata Portions of the remaining shares in the Escrow Fund, with the amount delivered to each Stockholder rounded to the nearest whole number of shares of Parent Common Stock. If the sum of the Pro Rata Portions (each rounded to the nearest whole number of shares of Parent Common Stock) does not equal the remaining shares in the Escrow Fund, then the appropriate number of shares of Parent Common Stock will be added to or subtracted from the Pro Rata Portion of Sequoia Capital X such that the sum of the rounded Pro Rata Portions does equal the remaining shares in the Escrow Fund.

                  (e) PROTECTION OF ESCROW FUND.

                           (i)      The Escrow Agent shall hold and safeguard
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms of this ARTICLE VII.

                           (ii)     Any shares of Parent Common Stock or other
equity securities issued or distributed by Parent after the Effective Time (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

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                           (iii)    Each of the Stockholders shall have voting
rights with respect to the shares of Parent Common Stock contributed to and held in the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                  (f) CLAIMS FOR INDEMNIFICATION.

                           (i)      Upon receipt by the Escrow Agent at any time
on or before the last day of the Escrow Period of an Officer's Certificate, the Escrow Agent shall, subject to the provisions of SECTION 7.3(g) and SECTION 7.3(h) hereof, deliver to Parent, as promptly as practicable, Parent Common Stock held in the Escrow Fund equal to such Losses (as calculated based on the Trading Price).

                           (ii)     Failure by the Stockholder Representative to
object in writing within the 30-day period after delivery by the Parent of the Officer's Certificate shall be an irrevocable acknowledgment by the Stockholder Representative and the Stockholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

                  (g) OBJECTIONS TO CLAIMS AGAINST THE ESCROW FUND. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amount pursuant to SECTION 7.3(f) (other than Agreed-Upon Losses as described below) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, subject to the limitations set forth in SECTION 7.3(f)(i), the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund equal to the amount of Losses claimed in the Officer's Certificate, provided that no such payment or delivery may be made if the Stockholder Representative, shall object in a written statement to the claim made in the Officer's Certificate (an "OBJECTION NOTICE"), and such Objection Notice shall have been delivered to the Escrow Agent prior to the expiration of such thirty
(30) day period. Notwithstanding the foregoing, the Stockholder Representative hereby waives the right to object to any claims against the Escrow Fund in respect of any Agreed-Upon Loss (as defined in SECTION 7.3(h)(v) hereof). The Stockholder Representative hereby authorizes the Escrow Agent to deliver shares of Parent Common Stock from the Escrow Fund equal to the amount of Losses claimed in any Officer's Certificate in respect of any Agreed-Upon Loss upon receipt of such Officer's Certificate without regard to the thirty (30) day period set forth in this SECTION 7.3(g).

                  (h) RESOLUTION OF CONFLICTS; ARBITRATION.

                           (i)      In case the Stockholder Representative
delivers an Objection Notice in accordance with SECTION 7.3(g) (other than Agreed-Upon Losses as defined in SECTION 7.3(h)(v) hereof), the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and

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signed by both parties and shall be furnished to the Escrow Agent. The Escrow
Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Fund in accordance with the terms thereof.

                           (ii)     If no such agreement can be reached after
good faith negotiation and prior to thirty (30) days after delivery of an Objection Notice, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If either Parent or the Stockholder Representative fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by the party not so failing to select an arbitrator.

                           (iii)    Any such arbitration shall be held in Santa
Clara County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Fund in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                           (iv)     Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute among

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the Stockholders and the Indemnified Party under this ARTICLE VII hereof, whether relating to claims upon the Escrow Fund or to the other indemnification obligations set forth in this ARTICLE VII.

                           (v)      This SECTION 7.3(h) shall not apply to
claims against the Escrow Fund made in respect of (A) any Dissenting Share Payments (as defined in SECTION 1.7(c)), (B) any Excess Third Party Expenses (as defined in SECTION 5.5) and (C) any Agent Interpleader Expenses or Agent Indemnification Expenses pursuant to clauses (vi) and (vii) of SECTION 7.3(j) hereof (each of (A), (B) and (C), an "AGREED-UPON LOSS"). Claims against the Escrow Fund made in respect of any Agreed-Upon Loss shall be resolved in the manner described in SECTION 7.3(g) above. Notwithstanding the foregoing, at any time within thirty (30) days after the payment of any such claim, the Stockholder Representative may challenge the appropriateness of such claim by delivering an Objection Notice as described above, in which case the procedures set forth in this SECTION 7.3(h) shall apply to the resolution of such challenge.

                  (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third party claim (other than a claim that is the subject of an Agreed-Upon
Loss) (a "THIRD PARTY CLAIM") which Parent reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this
ARTICLE VII, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this ARTICLE VII to the amount of any Third Party Claim by Parent against the Escrow Fund with respect to such settlement. Notwithstanding anything in this Agreement to the contrary, this SECTION 7.3(i) shall not apply to any third party claim that is the subject of an Agreed-Upon Loss. Claims against the Escrow Fund made in respect of any Agreed-Upon Loss shall be resolved in the manner described in SECTION 7.3(h)(v) above.

                  (j) ESCROW AGENT'S DUTIES.

                           (i)      The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

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                           (ii)     The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (iii)    The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           (iv)     The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v)      In performing any duties under this
Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (vi)     If any controversy arises between the
parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action (the "AGENT INTERPLEADER EXPENSES") and which the parties agree to pay as follows: fifty percent (50%) to be paid by Parent and fifty percent (50%) to be paid by the Stockholders on the basis of the

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Stockholders' respective Pro Rata Portions; provided, however, that in the event any Stockholder fails to timely pay his or her Pro Rata Portion of the Agent Interpleader Expenses, the parties agree that Parent may at its option pay such Stockholder's Pro Rata Portion of the Agent Interpleader Expenses and recover an equal amount (which shall be deemed a Loss) from such Stockholder's Pro Rata Portion of the Escrow Fund. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                           (vii)    The parties and their respective successors
and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent (the "AGENT INDEMNIFICATION EXPENSES") as follows: fifty percent (50%) to be paid by Parent and fifty percent (50%) to be paid by the Stockholders on the basis of the Stockholders' Pro Rata Portions; provided, however, that in the event any Stockholder fails to timely pay his or her Pro Rata Portion of the Agent Indemnification Expenses, the parties agree that Parent may at its option pay such Stockholder's Pro Rata Portion of the Agent Indemnification Expenses and recover an equal amount (which shall be deemed a Loss) from such Stockholder's Pro Rata Portion of the Escrow Fund; and provided further, that in no event shall any Stockholder's liability pursuant to this paragraph exceed amounts actually received by it pursuant to the Merger.

                           (viii)   The Escrow Agent may resign at any time upon
giving at least thirty (30) days written notice to the Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent and delivery to such successor all documents and Escrow Amounts held hereunder, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                  (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any

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service not provided for in this Agreement but that has been requested by an officer of Parent, or if the parties request a substantial modification of the terms of the Agreement, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

                  (l) SUCCESSOR ESCROW AGENTS. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         7.4 STOCKHOLDER REPRESENTATIVE

                  (a) By virtue of the approval of the Merger and this Agreement by the requisite vote of the Stockholders, with respect to the Escrow and
SECTION 1.6(c) each of the Stockholders shall be deemed to have agreed to appoint Douglas M. Leone as its agent and attorney-in-fact, as the Stockholder Representative for and on behalf of the Stockholders to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow in satisfaction of claims by any Indemnified Party, to agree or disagree with the determination of the Earn-Out Payment, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims or disputes related to the Earn-Out Payment, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party pursuant to the Escrow or SECTION 1.8(c), in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. With respect to the Escrow or SECTION 1.8(c), notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

                  (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable

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judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative ("STOCKHOLDER REPRESENTATIVE EXPENSES"). A decision, act, consent or instruction of the Stockholder Representative with respect to
SECTION 1.6(c) or the Escrow, including but not limited to an amendment, extension or waiver of this Agreement pursuant to SECTION 7.3 and SECTION 7.4 hereof, shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

         7.5 MAXIMUM PAYMENTS; REMEDY

                  (a) Except as set forth in SECTION 7.5(b) and SECTION 7.5(c) hereof, the maximum amount an Indemnified Party may recover from a Stockholder individually pursuant to the indemnity set forth in SECTION 7.2 hereof for Losses shall be limited to a number of shares equal to such Stockholder's Pro Rata Portion of the Escrow Fund.

                  (b) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall limit the liability of any Stockholder (and the Escrow Fund shall not be the exclusive remedy) in respect of Losses arising out of any fraud committed by such Stockholder or any knowing and intentional breaches of covenants on the part of such Stockholder. For the avoidance of doubt, a Stockholder shall not be liable for any amount in excess of its Pro Rata Portion of the Escrow Fund for any fraud committed by another Stockholder or any knowing and intentional breaches of covenants on the part of another Stockholder.

                  (c) Nothing herein shall limit the liability of the Company or the Stockholders for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement or any Related Agreement if the Merger does not close. For the avoidance of doubt, nothing herein shall be construed to mean that any representation, warranty or covenant made by the Company is also made by any of the Stockholders, or vice versa.

         7.6 RIGHT OF SET-OFF

         Notwithstanding anything set forth in this Agreement to the contrary, if the Escrow Fund shall be insufficient to satisfy any and all Losses incurred by Parent, its officers, directors or affiliates (including the Surviving Corporation) with respect to which any of them would otherwise

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be entitled to indemnification under this Article VII ("EXCESS LOSSES"), Parent shall be entitled to set-off any such Excess Losses against the Earn-Out Payment payable by Parent under this Agreement as and when it becomes due. Any such payment shall be withheld on a pro rata basis from the Earn-Out Payments otherwise then payable with respect to each Earn-Out Payee. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Parent in any manner in the enforcement of any other remedies that may be available to it.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION

         Except as provided in SECTION 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

                  (a) by unanimous agreement of the Company and Parent;

                  (b) by Parent or the Company if the Closing Date shall not have occurred by March 31, 2003; provided, however, that such date shall be extended to June 30, 2003 in the event that the condition set forth in SECTION 6.1(a) or the condition set forth in SECTION 6.1(b) has not been met; provided further, however, that the right to terminate this Agreement under this SECTION 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

                  (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

                  (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

                  (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in SECTION 6.2(a) hereof would not be satisfied and such breach has not been cured within fifteen (15) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

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                  (f) by the Company if it is not in material breach of its
obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in SECTION 6.3(a) hereof would not be satisfied and such breach has not been cured within fifteen (15) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

                  (g) by Parent if there is a Company Material Adverse Effect;
or

                  (h) by the Company if there is a Parent Material Adverse
Effect.

         8.2 EFFECT OF TERMINATION

         In the event of termination of this Agreement as provided in SECTION
8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of SECTIONS 5.4, 5.5 and 5.6 hereof, ARTICLE IX hereof and this SECTION 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VIII.

         8.3 AMENDMENT

         This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this SECTION 8.3, the Stockholders agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

         8.4 EXTENSION; WAIVER

         At any time prior to the Closing, Parent, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 NOTICES

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         All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                  (a) if to Parent or Sub, to:

                           Brocade Communications Systems, Inc.
                           1745 Technology Drive
                           San Jose, California 95110
                           Attention: Ronald Epstein
                           Facsimile No.: (408) 487-8101

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention: Katharine A. Martin
                           Facsimile No.: (650) 493-6811

                  (b) if to the Company to:

                           Rhapsody Networks, Inc.
                           3450 W. Warren Ave.
                           Fremont, CA 94538
                           Attention: Attn: Michael Klayko
                           Facsimile No.: (510) 687-0136

                           with a copy to:

                           Cooley Godward LLP
                           One Maritime Plaza, Floor 20
                           San Francisco, California 94111
                           Attention: Kenneth L. Guernsey
                           Facsimile No.: (415) 951-3699

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                  (c) if to the Stockholder Representative, to:

                           Douglas M. Leone
                           c/o Sequoia Capital
                           3000 Sand Hill Road
                           Building 4, Suite 180
                           Menlo park, California 94025
                           Facsimile No.: (650) 854-2977

                           with a copy to:

                           Cooley Godward LLP
                           One Maritime Plaza, Floor 20
                           San Francisco, California 94111
                           Attention: Kenneth L. Guernsey
                           Facsimile No.: (415) 951-3699

                  (d) if to the Escrow Agent, to:

                           U.S. Bank, N.A.
                           Corporate Trust Services
                           One California Street
                           San Francisco, California 94111
                           Attention: Ann Gadsby
                           Facsimile No.:  (415) 273-4593

         9.2 INTERPRETATION

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; ASSIGNMENT

         This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidentiality Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject

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matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

         9.5 SEVERABILITY

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 OTHER REMEDIES

         Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         9.8 RULES OF CONSTRUCTION

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 WAIVER OF JURY TRIAL

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER

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BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  [remainder of page intentionally left blank]

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         IN WITNESS WHEREOF, Parent, Sub, the Company, the Escrow Agent and the
Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.

                                BROCADE COMMUNICATIONS SYSTEMS, INC.

                                By: /s/ Gregory L. Reyes
                                    ----------------------------------------
                                Name: Gregory L. Reyes
                                Title: Chief Executive Officer

                                RHAPSODY NETWORKS, INC.

                                By: /s/ Michael Klayko
                                    ----------------------------------------
                                Name: Michael Klayko
                                Title: Chief Executive Officer and President

                                MAVERICK ACQUISITION CORP.

                                By: /s/ Gregory L. Reyes
                                    ----------------------------------------
                                Name: Gregory L. Reyes
                                Title: Chief Executive Officer

                                U.S. BANK, N.A.

                                By: /s/ Ann Gadsby
                                    ----------------------------------------
                                Name: Ann Gadsby
                                Title: Vice President

                                STOCKHOLDERS' REPRESENTATIVE

                                /s/ Douglas M. Leone
                                --------------------------------------------
                                Douglas M. Leone

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

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                                                                  EXECUTION COPY

                                     ANNEX A

         EARN-OUT PAYMENT CONDITIONS

         The Earn-Out Payment shall be paid if, and only if, one or more of the following occurs on or before November 30, 2003:

    1. The Company's Mercury product ("Target Product") has been qualified for general release to customers by either EMC Corporation or Hewlett-Packard Company (the "Qualification Condition"). Such qualification shall be deemed to occur upon notification by EMC Corporation or Hewlett-Packard Company that the product has been qualified in a manner consistent with the manner in which other products of Parent have been qualified. This condition will not be deemed to be satisfied if the resources expended to satisfy it exceed the resources contemplated by the Qualification Project Plan (as defined below).

    2. Parent cancels or requires the cancellation of the Target Product development and commercialization effort, unless the reason for such abandonment is Parent's good faith determination that the Qualification Condition is no longer achievable due to schedule delays or budget overruns.

    3. Parent fails to devote to the Qualification Project Plan at least the number and type of personnel and all or substantially all of the other resources contemplated by the Qualification Project Plan and such failure is not corrected within fifteen (15) business days after Parent receives written notification thereof setting forth in reasonable detail the nature of the failure(s).

    4. Parent makes or requires to be made any material modification to the Target Product specifications or features, as in effect at the Effective Date, which has the effect of materially increasing the amount of effort or time required to satisfy the Qualification Condition; unless the modification is approved by Michael Klayko.

    5. Parent makes or requires to be made a material change in the required application for the Target Product after agreement to such application by either EMC Corporation or Hewlett-Packard Company; unless the modification is approved by Michael Klayko.

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                                                    CONFIDENTIAL
                                                                WSGR DRAFT / /

         QUALIFICATION PROJECT PLAN

                  Beginning promptly after the date hereof, representatives of Parent and the Company will work together in good faith to develop, by January 15, 2003, a plan for the Target Product development and other activities necessary to satisfy the Qualification Condition on or before November 30, 2003 (the "Qualification Project Plan"). The Qualification Project Plan will be based on the Company's third quarter 2002 financial plan for engineering and marketing attached hereto, with such additions and subtractions to spending and headcount outlined in such plan to adjust for (i) reprioritization of the Company's products (other than Mercury) and (ii) Parent's undertaking to provide SQA, ops, manufacturing, and general and administrative support. The Qualification Project Plan may be amended, from time to time, in a writing signed by an authorized officer of Parent and Michael Klayko (or any successor designated by Michael Klayko or by any such successor).

         The Qualification Project Plan will set forth, among other things, the feature set, anticipated timetable, milestones, required resources, responsibilities and target application(s). The Qualification Project Plan will also identify the non-development resources of Parent that will be required for execution of the plan, which will include documentation, test, manufacturing, operations, information technology infrastructure, source code, APIs and design specifications.

         The Qualification Project Plan will be approved by continuing Company management and the management of Parent and will thereafter constitute the plan of record for qualification of the Target Product.

         If the parties cannot agree on the Qualification Project Plan, then (i) the Qualification Project Plan shall be the financial and headcount resources identified for the Company's engineering and marketing organizations in the Q3 Plan, (ii) the feature set shall be the feature set of the Mercury product as contemplated on the date hereof as modified to ensure (a) Eport functionality compatible with Parent's products, (b) manufacturability of the Target Product,
(c) compatibility with Parent's manageability APIs, and (d) quality control acceptable to end-user customers.

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

        Page:                                                                 32

For the same reasons explained above, this rep MUST be dated unless the buyer wants the Company to freeze all development activity between signing and closing.